
                                                                     EXHIBIT 2.1

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                           STOCK PURCHASE AGREEMENT

                                 by and among

                            SKYNET HOLDINGS, INC.,

                     PONY EXPRESS DELIVERY SERVICES, INC.,

                            MUSTANG HOLDINGS, INC.,

                        GREENSTREET PONY PARTNERS, LLC,

                          MUSTANG INVESTMENT PARTNERS

                    C.M. "CONNIE" CARSON AND DIANA CARSON,

                    AS TRUSTEES OF THE CARSON FAMILY TRUST,

                                      and

                              RICHARD L. WILLIAMS

                           Dated as of May 27, 1999




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                               TABLE OF CONTENTS

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1.   SALE AND TRANSFER OF SHARES1
     1.1  Sale and Purchase of the Shares..............................................................................    1
     1.2  Consideration................................................................................................    1
     1.3  Escrow Shares................................................................................................    2

2.   CLOSING...........................................................................................................    2
     2.1  Closing Date.................................................................................................    2
     2.2  Closing Transactions.........................................................................................    2
     2.3  Issuance of SkyNet Series B Preferred Stock to the Mustang Stockholders, the Carson Trust and Williams.......    5
     2.4  Payment on Account of Cancellation of Management Agreements..................................................    5
     2.5  No Further Ownership Rights in Shares of PX Stock............................................................    6
     2.6  Taking of Necessary Action; Further Action...................................................................    6

3.   REPRESENTATIONS AND WARRANTIES OF PX AND THE STOCKHOLDER..........................................................    6
     3.1  Organization of PX...........................................................................................    6
     3.2  Authorization................................................................................................    6
     3.3  Capitalization of PX.........................................................................................    7
     3.4  Authorization of PX..........................................................................................    7
     3.5  Officers and Directors.......................................................................................    7
     3.6  Bank Accounts................................................................................................    7
     3.7  Subsidiaries.................................................................................................    7
     3.8  Real Property................................................................................................    8
     3.9  Personal Property............................................................................................    9
     3.10 Environmental Matters........................................................................................    9
     3.11 Contracts....................................................................................................   11
     3.12 No Conflict or Violation; Consents...........................................................................   12
     3.13 Permits......................................................................................................   12
     3.14 Financial Statements; Books and Record.......................................................................   13
     3.15 Absence of Certain Changes or Events.........................................................................   13
     3.16 Liabilities..................................................................................................   15
     3.17 Litigation...................................................................................................   15
     3.18 Labor Matters................................................................................................   15
     3.19 Employee Benefit Plans.......................................................................................   16
     3.20 Transactions with Related Parties............................................................................   19
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     3.21 Compliance with Law............................................................................................     19
     3.22 Intellectual Property..........................................................................................     19
     3.23 Tax Matters....................................................................................................     20
     3.24 Insurance......................................................................................................     21
     3.25 Accounts Receivable............................................................................................     22
     3.26 Purchase Commitments and Outstanding Bids......................................................................     22
     3.27 Customers and Suppliers........................................................................................     22
     3.28 Year 2000 Compliance...........................................................................................     22
     3.29 Brokers; Transaction Costs.....................................................................................     23
     3.30 No Other Agreements to Sell PX.................................................................................     23
     3.31 Material Misstatements or Omissions............................................................................     23

4.   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.......................................................................     23
     4.1  Authorization..................................................................................................     23
     4.2  Organization of Mustang........................................................................................     24
     4.3  No Conflict or Violation; Consents.............................................................................     24
     4.4  Ownership of PX Stock; Title...................................................................................     24
     4.5  Certain Securities Laws Representations........................................................................     24

5.   REPRESENTATIONS AND WARRANTIES OF THE MUSTANG STOCKHOLDERS..........................................................     25

     5.1  Authorization..................................................................................................     25
     5.2  No Conflict or Violation; Consents.............................................................................     26
     5.3  Certain Securities Laws Representations........................................................................     26

6.   REPRESENTATIONS AND WARRANTIES OF THE CARSON TRUST..................................................................     27
     6.1  Existence......................................................................................................     27
     6.2  Authorization..................................................................................................     27
     6.3  No Conflict or Violation; Consents.............................................................................     28
     6.4  Absence of Claims..............................................................................................     28
     6.5  Ownership of PX Debenture......................................................................................     28

7.   REPRESENTATIONS AND WARRANTIES OF WILLIAMS..........................................................................     28
     7.1  Execution and Delivery.........................................................................................     29
     7.2  No Conflict or Violation; Consents.............................................................................     29
     7.3  Absence of Claims..............................................................................................     29
     7.4  Ownership of Williams PX Debenture.............................................................................     29

8.   REPRESENTATIONS AND WARRANTIES OF SKYNET............................................................................     29

                                      ii
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                               TABLE OF CONTENTS

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     8.1   Organization..................................................................................................     30
     8.2   Capitalization................................................................................................     30
     8.3   Authorization.................................................................................................     31
     8.4   No Conflict or Violation; Consents............................................................................     31
     8.5   Reports and Financial Statements..............................................................................     31
     8.6   Absence of Certain Changes or Events..........................................................................     32
     8.7   Disclosure....................................................................................................     32
     8.8   Litigation....................................................................................................     32

9.   AGREEMENTS OF THE PARTIES...........................................................................................     32
     9.1   Conduct of Business...........................................................................................     32
     9.2   Investigation by SkyNet.......................................................................................     34
     9.3   Notification of Certain Matters; Amendment of Schedules.......................................................     34
     9.4   No Purchases, Consolidations, Sale of Stock, Etc..............................................................     34
     9.5   Confidentiality...............................................................................................     35
     9.6   Further Assurances............................................................................................     36

10.  CONDITIONS TO PX'S, THE STOCKHOLDER'S, THE MUSTANG STOCKHOLDER'S, THE CARSON TRUST'S AND WILLIAMS' OBLIGATIONS......     36
     10.1  Representations, Warranties and Covenants.....................................................................     36
     10.2  Consents......................................................................................................     37
     10.3  No Actions or Court Orders....................................................................................     37
     10.4  Closing Documents.............................................................................................     37
     10.5  Opinion of SkyNet Counsel.....................................................................................     37
     10.6  Agreement with Holders of SkyNet Series A Preferred Stock.....................................................     37
     10.7  Material Adverse Change.......................................................................................     37
     10.8  Compliance with Hart-Scott-Rodino Act.........................................................................     37
     10.9  Internal Mustang Agreement....................................................................................     37
     10.10 Release of Stockholder's Guaranty of Certain Obligations......................................................     38
     10.11 Release of Williams' Guaranty of Certain Obligations..........................................................     38
     10.12 Release of PX Debenture and the Williams PX Debenture from NationsCredit......................................     38

11.  CONDITIONS TO SKYNET'S OBLIGATIONS..................................................................................     38
     11.1  Representations, Warranties and Covenants.....................................................................     38
     11.2  Consents......................................................................................................     38
     11.3  No Actions or Court Orders....................................................................................     39
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     11.4  Closing Documents.............................................................................................     39
     11.5  Due Diligence Review..........................................................................................     39
     11.6  Agreement with NationsCredit..................................................................................     39
     11.7  Exemption under Federal and State Securities Laws.............................................................     39
     11.8  Tax Matters...................................................................................................     39
     11.9  Compliance with Hart-Scott-Rodino Act.........................................................................     39
     11.10 Opinion of PX Counsel.........................................................................................     39
     11.11 Agreement with Holders of SkyNet Series A Preferred Stock.....................................................     40
     11.12 Release of MIP and GPP Notes, PX Debenture and the Williams PX Debenture from NationsCredit Commercial
           Corporation...................................................................................................     40
     11.13 Cancellation of Management Agreements.........................................................................     40
     11.14 Material Adverse Change.......................................................................................     40

12.  INDEMNIFICATION.....................................................................................................     40
     12.1  Survival of Representations, Etc...............................................................................    40
     12.2  Indemnification................................................................................................    40
     12.3  Limitation; Exclusivity of Escrow Shares as Source of Indemnification by Stockholder and Mustang Stockholders..    42
     12.4  Threshold......................................................................................................    43

13.  RESTRICTIVE COVENANTS...............................................................................................     43
     13.1  Non-Competition...............................................................................................     44
     13.2  Non-Solicitation of Employees of SkyNet.......................................................................     44
     13.3  Non-Solicitation or Interference with Customers and Suppliers of SkyNet.......................................     44
     13.4  Acknowledgments...............................................................................................     44

14.  DEFINITIONS.........................................................................................................     45
     14.1  Defined Terms.................................................................................................     45
     14.2  Certain Additional Defined Terms..............................................................................     51
     14.3  Interpretation Provisions.....................................................................................     52

15.  MISCELLANEOUS.......................................................................................................     52
     15.1  Termination...................................................................................................     53
     15.2  Assignment....................................................................................................     53
     15.3  Notices.......................................................................................................     53
     15.4  Choice of Law.................................................................................................     55
     15.5  Arbitration...................................................................................................     56
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     15.6  Descriptive Headings..........................................................................................     56
     15.7  Entire Agreement; Amendments and Waivers......................................................................     56
     15.8  Counterparts..................................................................................................     56
     15.9  Invalidity....................................................................................................     56
     15.10 Expenses......................................................................................................     56
     15.11 Publicity.....................................................................................................     57
     15.12 No Third Party Beneficiaries..................................................................................     57

                                       v
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                               TABLE OF EXHIBITS

              EXHIBIT                              DESCRIPTION

Exhibit A                                Escrow Agreement
Exhibit B                                Registration Rights Agreement

                              TABLE OF SCHEDULES

                                [TO BE UPDATED]


Schedule No.           Description
------------           -----------
 2.3.1                 Issuance of SkyNet Series B Preferred Stock to the Mustang Stockholders
   3.1                 Qualification of PX as a Foreign Corporation
   3.5                 Officers and Directors of PX
   3.6                 Bank Accounts
   3.7                 Subsidiaries
 3.8.2                 Owned Real Property
 3.8.3                 Leased Real Property
 3.9.2                 Owned Personal Property
 3.9.3                 Leased Personal Property
  3.10                 Environmental Matters
3.10.8                 Environmental Reports
  3.11                 Contracts
  3.12                 PX - No Conflict, Violation; Consents
  3.13                 Permits
3.14.1                 Financial Statements
3.14.4                 Banking Matters; Authorized Signatories
3.15.4                 Forgiveness of Loans
  3.17                 Litigation
3.18.1                 Labor Agreements
3.18.4                 Independent Contractors
  3.19                 Employee Benefit Plans
3.19.4                 Benefit Arrangements; Terminability of Employees
  3.20                 Transactions with Related Parties
3.22.1                 Intellectual Property
3.22.4                 Absence of Claims Relating to Intellectual Property
3.23.1                 Filing of Tax Returns
3.23.2                 Payment of Taxes
3.23.3                 Audits, Investigations or Claims
3.23.5                 Tax Elections
  3.24                 Insurance
  3.27                 Purchase Commitments and Outstanding Bids
  3.28                 Customers and Suppliers
   4.3                 Stockholder - No Conflict or Violations; Consents
   4.4                 Ownership of PX Stock; Title
   5.2                 Mustang Stockholders - No Conflict or Violation; Consents
   6.3                 Carson Trust - No Conflict or Violation; Consents
   7.2                 Williams - No Conflict or Violation; Consents
   8.1                 SkyNet - Qualification as Foreign Corporation
   8.4                 SkyNet - No Conflict or Violation; Consents
   9.1                 Conduct of Business

          STOCK PURCHASE AGREEMENT dated as of May 27, 1999 (the "Agreement"), by and among SKYNET HOLDINGS, INC., a Delaware corporation ("SkyNet"), PONY EXPRESS DELIVERY SERVICES, INC., a Delaware corporation ("PX"), MUSTANG HOLDINGS, INC., a Kansas corporation, (the "Stockholder"), GREENSTREET PONY PARTNERS, LLC ("GPP"), a Missouri limited liability company, MUSTANG INVESTMENT PARTNERS ("MIP" and, collectively with GPP, the "Mustang Stockholders"), a Kansas limited liability company; C.M. "CONNIE" CARSON AND DIANA CARSON, AS TRUSTEES OF THE CARSON FAMILY TRUST (the "Carson Trust") and RICHARD L. WILLIAMS ("Williams").

                                  WITNESSETH:

          WHEREAS, the Boards of Directors of SkyNet, PX and the Stockholder have determined that it is advisable and in the best interests of their respective stockholders for SkyNet, PX and the Stockholder to enter into a business transaction upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such determination, the Boards of Directors of SkyNet, PX and the Stockholder have each approved the purchase by SkyNet of all of the issued and outstanding common stock of PX (the "Shares"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "GCL") and the governing documents of each party hereto; and

          WHEREAS, pursuant to this Agreement Stockholder shall receive SkyNet Common Stock (as defined herein), and the Mustang Stockholders, the Carson Trust and Williams will receive SkyNet Series B Preferred Stock (as defined herein), upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

                        1.  SALE AND TRANSFER OF SHARES

          1.1  Sale and Purchase of the Shares.

          Subject to the terms and conditions of this Agreement, at the "Closing" (as defined herein), the Stockholder shall sell, assign, transfer, convey and deliver to SkyNet, and SkyNet shall purchase and accept from Stockholder, the Shares, in the manner and for the consideration set forth herein.

          1.2  Consideration.

                    1.2.1 The Stockholder shall deliver to SkyNet good and sufficient certificates for the Shares, duly assigned in blank, with any required transfer stamps or taxes paid and affixed thereto and cause the entire right, title and interest in and to the Shares to be transferred of record to SkyNet, free and clear of any claim, suit, proceeding, call, commitment, voting trust, proxy, restriction, limitation, security interest, pledge, lien or encumbrance of any kind or nature whatsoever, other than restrictions under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws.

                    1.2.2 In consideration of the delivery of the Shares by the Stockholder, SkyNet shall deliver to the Stockholder as the purchase price for the Shares, subject to adjustment as described in

Section 15.10 hereof and the escrow provision described in Section 1.3 hereof, certificates representing 600,000 shares (the "Stock Purchase Shares") of the common stock, par value $0.01 per share, of SkyNet (the "SkyNet Common Stock"). The number of Stock Purchase Shares shall be subject to upward adjustment in the event the Average Share Price shall be less than $6.00, in which event the number of shares of SkyNet Common Stock to be issued hereunder shall be adjusted by multiplying 600,000 by a fraction, the numerator of which shall be $8.00 and the denominator of which shall be the Average Share Price. The number of Stock Purchase Shares is subject to further adjustment as set forth in Section 15.10.

          1.3  Escrow Shares.

          At the Closing, the Stockholder shall deposit into escrow 65% of the shares of SkyNet Common Stock identified and deliverable under Section 1.2.2 above (390,000 shares in the absence of any adjustment) (the "Escrow Shares"). The Escrow Shares shall serve as the exclusive basis for recovery with respect to the indemnification obligations of the Stockholder pursuant to this Agreement. SkyNet and the Stockholder consent to the appointment of StockTrans, Inc. as the escrow agent (the "Escrow Agent"). The deposit, maintenance and ultimate disposition of the Escrow Consideration shall be governed by the terms of an escrow agreement, the form of which is attached hereto as Exhibit A (the "Escrow Agreement"). As described on Exhibit A, the Escrow Agreement shall continue for a period of eighteen (18) months from the Closing (the "Escrow Period") and the number of Escrow Shares will be reduced by one half (and the balance delivered to Stockholder) twelve (12) months after the Closing (subject in all cases to the pending claims provisions of the Escrow Agreement).

                                 2.  CLOSING.

          2.1  Closing Date.

          The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of PX or at such other place as the parties may agree at 9:30 a.m. (local time) on the third business day after all conditions to closing under Sections 10 and 11 have been satisfied or waived, or at such other time as the parties may agree. The date of the Closing is hereinafter referred to as the "Closing Date." In no event shall the Closing take place later than sixty (60) days from the date of this Agreement (the "Termination Date").

          2.2  Closing Transactions.

          At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

               2.2.1 The Stockholder will deliver, or shall cause to be delivered, to SkyNet, the following documents and shall take the following actions:

                      2.2.1.1 The Stockholder shall surrender and deliver to SkyNet the certificate or certificates representing all of the Shares;

                      2.2.1.2 A certificate (the "Stockholder's Closing Certificate") shall be executed by the Stockholder to the effect that: (i) all representations and warranties made by the Stockholder under this Agreement are true and correct as of the Closing; and (ii) the conditions precedent identified in Section 10 hereof have been satisfied;

                 2.2.1.3 A certificate of good standing shall be delivered by the Stockholder from the Secretary of State of the State of Delaware and California, dated at or about the Closing, to the effect that PX and the Subsidiary is in good standing under the laws of the state of such entities' formation;

                 2.2.1.4 An incumbency certificate shall be delivered by the Stockholder signed by all of the officers of PX dated at or about the Closing;

                 2.2.1.5 A Certified Certificate of Incorporation dated at or about the Closing and a copy of the Bylaws of the PX certified by the Secretary of PX dated at or about the Closing shall be delivered by the Stockholder;

                 2.2.1.6 A Certified Articles of Incorporation dated at or about the Closing and a copy of the Bylaws of the Subsidiary, certified by the Secretary of the Subsidiary dated at or about the Closing shall be delivered by the Stockholder;

                 2.2.1.7 The Escrow Agreement, in the form of Exhibit A, shall be executed and delivered by the Stockholder, SkyNet and the Escrow Agent;

                 2.2.1.8 A registration rights agreement (the "Registration Rights Agreement"), the form of which is attached hereto as Exhibit B, shall be executed and delivered by the Stockholder;

                 2.2.1.9 Each of the officers and directors of PX and the Subsidiary other than Williams shall have tendered their resignation from such offices in form and substance satisfactory to SkyNet;

                 2.2.1.10 The Stockholder shall cause NationsCredit to surrender and deliver to SkyNet the PX Debenture and the Williams PX Debenture, marked satisfied;

                 2.2.1.11 The delivery of an opinion of counsel of the Stockholder in form and substance satisfactory to SkyNet; and

                 2.2.1.12 Each of the parties to this Agreement shall have otherwise executed such documents and agreements, provided such consents or approvals and taken all actions as are required under this Agreement.

          2.2.2 SkyNet will deliver, or shall cause to be delivered, to the Stockholder, the following documents and shall take the following actions:

                 2.2.2.1 Subject to subsection 1.3 herein, SkyNet shall deliver or shall cause to be delivered to the Stockholder a certificate or certificates representing the SkyNet Common Stock;

                 2.2.2.2 The Escrow Agreement, in the form of Exhibit A, shall be executed and delivered by SkyNet;

                 2.2.2.3 SkyNet shall deliver the Escrow Consideration into escrow pursuant to the terms of the Escrow Agreement;

                 2.2.2.4 A certificate (the "SkyNet Closing Certificate") shall be executed by SkyNet's Chief Executive Officer to the effect that (i) all representations and warranties of SkyNet under this Agreement are true and correct as of the Closing and (ii) the conditions precedent identified in Section 11 hereof have been satisfied;

                 2.2.2.5 A certificate of good standing and certified copies of SkyNet's certificate of incorporation shall be delivered by SkyNet from the Secretary of the State of Delaware dated at or about the Closing that SkyNet is in good standing under the laws of said state;

                 2.2.2.6 Certified board resolutions shall be delivered by SkyNet dated at or about the Closing authorizing the transactions contemplated under this Agreement;

                 2.2.2.7 An incumbency certificate shall be delivered by SkyNet signed by all of the officers thereof dated at or about the Closing;

                 2.2.2.8 SkyNet will execute and deliver the Registration Rights Agreement with the Stockholder, the form of which is attached hereto as Exhibit B;

                 2.2.2.9 The delivery of an opinion of counsel of SkyNet in form and substance satisfactory to the Stockholder; and

                 2.2.2.10 Each of the parties to this Agreement shall have otherwise executed such documents and agreements, provided such consents or approvals and shall have taken all such actions as are required under this Agreement.

          2.2.3 The Carson Trust will deliver, or shall cause to be delivered, to SkyNet, the following documents and shall take the following actions:

                 2.2.3.1 The Carson Trust shall execute and deliver the Carson Trust Release described in Section 2.3.2 hereof;

                 2.2.3.2 A certificate (the "Carson Trust's Closing Certificate") shall be executed by the Carson Trust to the effect that: (i) all representations and warranties made by it under this Agreement are true and correct as of the Closing; and (ii) the conditions precedent identified in
Section 10 hereof have been satisfied;

                 2.2.3.3 The Registration Rights Agreement shall be executed and delivered by the Carson Trust; and

                 2.2.3.4 An investment letter setting forth the Carson Trust's investment intent will be executed and delivered by the Carson Trust.

          2.2.4 Williams will deliver, or shall cause to be delivered, to SkyNet, the following documents and shall take the following actions:

                 2.2.4.1 Williams shall execute and deliver the Williams Release described in Section 2.3.3 hereof;

                 2.2.4.2 A certificate (the "Williams Closing Certificate") shall be executed by Williams to the effect that: (i) all representations and warranties made by it under this Agreement are true and correct as of the Closing; and (ii) the conditions precedent identified in Section 10 hereof have been satisfied;

                      2.2.4.3 The Registration Rights Agreement shall be executed and delivered by Williams; and

                      2.2.4.4 An investment letter setting forth Williams investment intent will be executed and delivered by Williams.

     2.3 Issuance of SkyNet Series B Preferred Stock to the Mustang Stockholders, the Carson Trust and Williams.

               2.3.1 On the date hereof, each of the Mustang Stockholders shall execute and deliver a release, in form and substance acceptable to the Mustang Stockholders and SkyNet, pursuant to which each of the Mustang Stockholders, as of the Closing, (i) agrees to cancel any indebtedness of PX to either of the Mustang Shareholders arising from certain promissory notes dated as of September 16, 1998 (the "MIP and GPP Notes") or otherwise, and (ii) forever releases any and all claims it or any of its Affiliates may have against PX and SkyNet in connection with or arising out of events occurring on or before the Closing Date, In consideration of the execution of the Mustang Stockholders' release described above, SkyNet shall issue to the Mustang Stockholders, in the stated amounts set forth on Schedule 2.3.1 hereof, SkyNet Series B Preferred Stock
                     --------------
having a stated value of $3,000,000 plus all accrued interest on such notes as of the date of this Agreement.

               2.3.2 On the date hereof, the Carson Trust shall execute and deliver a release, in form and substance acceptable to the Carson Trust and SkyNet, pursuant to which the Carson Trust, as of the Closing, (i) agrees to cancel any indebtedness of PX to the Carson Trust arising from PX's subordinated debenture dated September 15, 1998 (the "PX Debenture"), and (ii) forever releases any and all claims it or any of its Affiliates may have against PX and SkyNet in connection with or arising out of such subordinated debenture. In consideration of the execution of the Carson Trust's release described above, SkyNet shall issue to the Carson Trust SkyNet Series B Preferred Stock having a stated value of $3,000,000 plus all accrued interest on the PX Debenture as of the date of this Agreement.

               2.3.3 On the date hereof, Williams shall execute and deliver a release, in form and substance acceptable to Williams and SkyNet, pursuant to which Williams, as of the Closing, (i) agrees to cancel any indebtedness of PX to Williams arising from PX's subordinated debenture dated September 15, 1998 (the "Williams PX Debenture"), or otherwise, and (ii) forever releases any and all claims he or any of his Affiliates may have against PX and SkyNet in connection with or arising out of events occurring on or before the Closing Date. In consideration of William's release described above, SkyNet shall issue to Williams SkyNet Series B Preferred Stock having a stated value of $600,000 plus all accrued interest on the Williams PX Debenture as of the date of this Agreement.

     2.4  Payment on Account of Cancellation of Management Agreements.

     SkyNet shall cause PX, as of the Closing Date, to make payments to the persons and in the amounts set forth on Schedule 2.4 in consideration of the
                                       -------------
cancellation as of the Closing Date of certain agreements between each of Merit Capital Management, Inc. and GreenStreet Capital, Inc. and PX dated as of May 29, 1998 calling for the provision of management, advisory or administrative services on behalf of PX or its Subsidiaries. In connection with the cancellation of such agreements, on or before the Closing Date the parties, other than PX, to all such agreements shall execute and deliver releases for the benefit of PX in which such parties forever release any and all claims such party or any of its Affiliates may have against PX in connection with or arising out of such agreements on or before the Closing Date

     2.5  No Further Ownership Rights in Shares of PX Stock.

     The shares of SkyNet Stock delivered upon the surrender for exchange of PX Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PX Stock, and there shall be no further registration of transfers of PX Stock which were outstanding immediately prior to the Closing on the records of PX.

     2.6  Taking of Necessary Action; Further Action.

     Each of SkyNet, PX, the Stockholder, the Mustang Stockholders, the Carson Trust and Williams will take all such reasonable action as may be reasonably necessary or appropriate in order to effect the Stock Purchase in accordance with this Agreement as promptly as practicable. If, at any time after the Closing Date, any such further action is reasonably necessary or desirable to carry out the purposes of this Agreement, to vest SkyNet with full right, title and possession the Shares, to vest the Stockholder with full right, title and possession of the Stock Purchase Shares, and to vest the other parties with shares of SkyNet Series B Preferred Stock issued to them, the officers and directors of SkyNet, PX and the Stockholder immediately prior to the Closing are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

    3.  REPRESENTATIONS AND WARRANTIES OF PX AND THE STOCKHOLDER

     As an inducement of SkyNet to enter into this Agreement, PX and Stockholder hereby make, jointly and severally, as of the date hereof and as of the Closing Date, the following representations and warranties to SkyNet, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered
                                                          ---------
to SkyNet prior to the date hereof, a copy of which is attached hereto. Unless the context would otherwise require, the representations of PX hereunder are deemed to include representations on the same matter respecting any Subsidiary. The Schedules are numbered to correspond to the various sections of this Article 3 and set forth certain information described in and exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

     3.1  Organization of PX.

     PX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PX has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. PX is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified or in good standing would not have a Material Adverse Effect on PX. Each jurisdiction in which PX is qualified to do business as a foreign corporation is set forth on Schedule 3.1.
                                                  -----------

     3.2  Authorization.

     The Stockholder has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Stockholder and is, and upon the execution and delivery thereof each Ancillary Agreement to which it is a party will be, a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

    3.3   Capitalization of PX.

          3.3.1 As of the date of this Agreement, there are 100 shares of PX Stock authorized under its Certificate of Incorporation, 100 of which are issued and outstanding. PX has no other capital stock authorized, issued or outstanding. Stockholder is the only holder of issued and outstanding PX Stock.

          3.3.2 There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of PX.

          3.3.3 All outstanding shares of PX Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, PX's Certificate of Incorporation or Bylaws or any Contract. The shares of PX Stock have been issued in compliance with all federal and state corporate and securities laws.

          3.3.4 Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of PX Stock or the Stock Purchase or consolidation of PX with or into any other entity.

    3.4   Authorization of PX.

    PX has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by PX and is, and upon the execution and delivery thereof each Ancillary Agreement to which it is a party will be, a valid and binding obligation of PX, enforceable against PX in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

    3.5   Officers and Directors.

    Schedule 3.5 contains a true, correct and complete list of all the officers
    ------------
and directors of PX.


    3.6   Bank Accounts.

    Schedule 3.6 contain a list true, correct and compete of all of PX's bank
    ------------
accounts, safe deposit boxes, and persons authorized to draw thereon or have access thereto.

    3.7   Subsidiaries

    Schedule 3.7 contains a list true, correct and compete of all Persons in
    ------------
which PX holds an equity or voting interest and, where such interest represents less than all of the equity and voting interest in such Person, the percentage of equity and/or voting interest held in such Person.

     3.8  Real Property.

          3.8.1  General.  PX owns or leases all real property necessary for the
                 -------
conduct of its business as presently conducted.

          3.8.2  Owned Real Property.  Schedule 3.8.2 contains a list of all
                 -------------------   --------------
real property owned by PX ("Owned Property"). PX has good and valid fee title to, and enjoys peaceful and undisturbed possession of, all Owned Property, free and clear of any and all Encumbrances created by PX other than any Permitted Encumbrances, and provided that PX has entered into, or intends to enter into, contracts to sell the Owned Property. With respect to each such parcel of Owned Property (i) there are no pending or threatened condemnation proceedings relating to such Owned Property or any portion thereof, (ii) neither PX nor third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Owned Property or any portion thereof or interest therein (other than the sale contracts described above) and (iii) PX has not received notice of any pending or threatened special assessment relating to such Owned Property or otherwise have any knowledge of any pending or threatened special assessment relating thereto. Each Facility located on Owned Property is supplied with utilities necessary for the operation of such Facility as currently conducted.

          3.8.3  Leased Real Property.
                 --------------------

                 3.8.3.1  Schedule 3.8.3 sets forth all leases pursuant to which
                          --------------
Facilities are leased by PX (as lessee), true and correct copies of which have been made available to SkyNet. Such leases constitute all leases, subleases or other occupancy agreements pursuant to which PX occupies or uses Facilities. PX has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such leases (the "Leased Property"), free and clear of any and all Encumbrances created by PX other than any Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. With respect to each such parcel of Leased Property, to the knowledge of PX or the Stockholder (i) ,there are no pending or threatened condemnation proceedings relating to such Leased Property or any portion thereof, (ii) neither PX nor third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein and (iii) PX has not received notice of any pending or threatened special assessment relating to such Leased Property or otherwise have any knowledge of any pending or threatened special assessment relating thereto. Each leased Facility is supplied with utilities necessary for the operation of such facility as currently conducted.

                 3.8.3.2  With respect to each lease listed on Schedule 3.8.3,
                                                               --------------
(i) there has been no material default under any such lease by PX or, to the knowledge of PX, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such lease, (iii) such lease is a valid and binding obligation of PX, is in full force and effect with respect to PX and is enforceable against PX, in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by PX, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than PX without the consent of PX under any such lease that is material to PX, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such lease that is material to PX and (vi) PX has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

    3.9   Personal Property.

          3.9.1  General.  PX owns or leases all personal property assets
                 -------
necessary for the conduct of its business as presently conducted, and the personal property assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

          3.9.2  Owned Personal Property.  Except as set forth on Schedule
                 -----------------------                          --------
3.9.2, PX has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property (except licenses of Proprietary Rights in the ordinary course of business), (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and
(iii) there are no parties (other than PX, any Subsidiary, and their respective Employees) who are in possession of or who are using any such item of personal property.

          3.9.3  Leased Personal Property.
                 ------------------------

                 3.9.3.1 PX has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property assets leased by it from third parties, free and clear of any and all Encumbrances created by PX other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. Except as set forth on Schedule
                                                                        --------
3.9.3, PX is not a party to any lease for personal property involving annual
-----
payments in excess of $25,000.

                 3.9.3.2  With respect to each lease listed on the Schedules,
(i) there has been no material default under any such lease by PX or, to the knowledge of PX, by any other party, (ii) the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not cause a material default under any such lease, (iii) such lease is a valid and binding obligation of PX, is in full force and effect with respect to PX, and is enforceable against PX, in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (iv) no action has been taken by PX, and no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than PX without the consent of PX under any such lease that is material to PX, (v) no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such lease that is material to PX and (vi) PX has not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

    3.10  Environmental Matters.

          3.10.1   Except as disclosed on Schedule 3.10, PX is in material
                                          -------------
compliance with all Environmental Laws, including, without limitation, all Permits required thereunder to conduct its business as currently being conducted or proposed to be conducted. All such Permits are listed on the Schedules. PX has not received any notice to the effect that, or otherwise have knowledge that, (i) PX is not in compliance in any material respect with, or is in violation of, any such Environmental Laws or Permits required thereunder or (ii) any currently existing circumstances are likely to result in a failure of PX to comply with, or a violation by PX of, any such Environmental Laws or Permits required thereunder. PX has not taken any action during the previous five years that would, to the knowledge of PX, or the Stockholder, constitute a violation of any Environmental Laws.

          3.10.2 There are no existing or potential Environmental Claims against PX, nor has it received any written notification or otherwise have any knowledge, of any allegation of any actual, or potential responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release at any location of any Hazardous Substance generated or transported by PX.

          3.10.3 To the knowledge of PX or the Stockholder, except as disclosed on Schedule 3.10, (i) no underground tank or other underground storage
   -------------
receptacle for Hazardous Substances is currently located on the Facilities, and there have been no releases of any Hazardous Substances from any such underground tank or related piping and (ii) there have been no releases (i.e.,
                                                                         ----
any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Substances in quantities exceeding the reportable quantities as defined under federal or state law by PX on, upon or into the Facilities other than those authorized by Environmental Laws including, without limitation, the Permits required thereunder. In addition, to the knowledge of PX or the Stockholder, there have been no such releases by PX or PX's corporate predecessors and no releases in quantities exceeding the reportable quantities as defined under federal or state law on, upon, or into any real property in the vicinity of any of the real properties of PX other than those authorized by Environmental Laws which, through soil or ground water contamination, may have come to be located on the properties of PX.

          3.10.4 To the knowledge of PX, or the Stockholder there are no PCBs or asbestos-containing materials located at or on the Facilities.

          3.10.5  Except as disclosed on Schedule 3.10, PX is not a party,
                                         -------------
whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any lease or other Contract (excluding insurance policies disclosed on the Schedules) under which PX is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          3.10.6 Except as disclosed on the Schedules, PX has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          3.10.7 There are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Permits) with or liens by, any Governmental Authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind PX.

          3.10.8 Complete and accurate copies of the Environmental Reports, as well as all other written environmental reports, audits or assessments which have been conducted, either by PX, the Stockholder or any person engaged by PX or the Stockholder for such purpose, at any Facility owned or formerly owned by PX have been made available to SkyNet and a list of all such Environmental Reports, audits and assessments is set forth on Schedules 3.10.8.
                                                ----------------

          3.10.9 PX has submitted on a timely basis all applications for operating permits required pursuant to Title V of the Clean Air Act, and to the knowledge of PX, no additional capital expenditures will be required by PX for purposes of compliance with permitting conditions likely to be imposed pursuant to Title V of the Clean Air Act.

    3.11 Contracts.

          3.11.1  Disclosure.  Schedule 3.11 sets forth a complete and accurate
                  ----------   -------------
list of all of the Contracts of the following categories:

                  3.11.1.1 Contracts not made in the ordinary course of business;

                  3.11.1.2  Joint development agreements;

                  3.11.1.3 License agreements or royalty agreements, whether PX is the licensor or licensee thereunder;

                  3.11.1.4 Confidentiality and non-disclosure agreements (whether PX is the beneficiary or the obligated party thereunder);

                  3.11.1.5  Research agreements;

                  3.11.1.6 Contracts with each of PX's twenty-five (25) largest customers (measured on the basis of purchases of services from PX during the period from January 1, 1999 through February 28, 1999) as of February 28, 1999;

                  3.11.1.7 Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $25,000 after the date hereof;

                  3.11.1.8 Employment contracts, consulting contracts and severance agreements, including Contracts (A) to employ or terminate personnel and other contracts with present or former stockholders of PX or (B) that will result in the payment by, or the creation of any Liability of PX, the Stockholders or SkyNet to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                  3.11.1.9  Indemnification agreements;

                  3.11.1.10 Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether PX shall be the borrower, lender or guarantor thereunder (excluding credit provided by PX in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice);

                  3.11.1.11 Contracts containing covenants limiting the freedom of PX, or the Stockholder, Employee or Affiliate of PX, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

                  3.11.1.12 Any Contract with the federal, state or local government or any agency or department thereof other than a contract described in subsection 3.11.1.5 hereof;

                  3.11.1.13  Any Contract with a Related Party;

                   3.11.1.14 Any other Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on PX.

     Complete and accurate copies of all of the Contracts listed on Schedule
                                                                    --------
3.11, including all amendments and supplements thereto, have been made available
----
to SkyNet. PX has included as part of Schedule 3.11 a brief summary of the
                                      -------------
material terms of each oral Contract required to be disclosed under this Section.

           3.11.2  Absence of Defaults.  Except as set forth on Schedule 3.11,
                   -------------------                          -------------
all of the Contracts identified on Schedule 3.11 are valid, binding and
                                   -------------
enforceable in accordance with their terms with no existing (or to the knowledge of PX or the Stockholder, threatened) Default or dispute. PX has fulfilled all of its material obligations under each of such Contracts. To the knowledge of PX and the Stockholder, all parties to such Contracts have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to PX, or any of the Stockholders.

     3.12  No Conflict or Violation; Consents.

     Except as set forth on Schedule 3.12, none of the execution, delivery or
                            -------------
performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by PX or the Stockholder with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of the governing documents of PX or the Stockholder,
(b) materially violate, materially conflict with, or result in a material breach of or constitute a Default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which PX or the Stockholder is a party or by which PX or the Stockholder is bound or to which any of their respective assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any assets. Except as set forth on Schedule 3.12, no notices to, declaration, filing or
                -------------
registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by PX or the Stockholder in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     3.13  Permits.

     Schedule 3.13 sets forth a complete list or summary of all material
     -------------
Permits, all of which are as of the date hereof, and will be as of the Closing Date, in full force and effect. PX has, and at all times has had, all material Permits required under any applicable Regulation in its operations and owns or possesses such Permits free and clear of all Encumbrances. PX is not in Default, nor has PX or the Stockholder received any notice of any claim of Default, with respect to any such Permit. Except as otherwise governed by law, all such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as set forth on Schedule
                                                                       --------
3.13, will not be adversely affected by the completion of the transactions
----
contemplated by this Agreement or the Ancillary Agreements.

    3.14  Financial Statements; Books and Record.

          3.14.1  Except as set forth on Schedule 3.14.1, the Financial
                                         --------------
Statements, copies of which are set forth on Schedule 3.14.1, fairly present in
                                             ---------------
all material respects the assets and Liabilities of PX and financial condition and results of operations indicated thereby.

          3.14.2 PX maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          3.14.3 The Books and Records, in reasonable detail, accurately and fairly reflect the activities of PX and the Business and have been made available to SkyNet for its inspection.

          3.14.4 To the Stockholder's knowledge, PX has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records. A complete list of such accounts, including account numbers and identifications of authorized signatures with respect to such accounts, is set forth on Schedule 3.14.4.
                                          ---------------

          3.14.5 The stock records and minute books of PX that have been made available to SkyNet fully reflect all minutes of meetings, resolutions and other material actions and proceedings of their respective stockholders and boards of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which the Stockholder is aware and contain true, correct and complete copies of PX's Certificate of Incorporation and Bylaws and all amendments thereto through the date hereof.

    3.15  Absence of Certain Changes or Events.

    Except as set forth on Schedule 3.15, since the Balance Sheet Date there has
                           -------------
not been any:

          3.15.1  Material Adverse Change;

          3.15.2 failure to operate its business in the ordinary course so as to use its commercially reasonable efforts to preserve its business intact and to preserve the continued services of its Employees and the goodwill of suppliers, customers and others having business relations with PX;

          3.15.3 resignation or termination of any Manager or Employee in an executive managerial position, any increase in the rate of compensation payable or to become payable to any officer, Employee or Representative of PX, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan (as defined below);

          3.15.4 payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the assets to, or entering into of any Contract with, any Related Party except (i) directors' fees, (ii) compensation to Employees at the rates disclosed pursuant to Section 3.17(d) and
(iii) forgiveness of loans in the amounts and to the individuals set forth on
Schedule 3.15.4;
---------------

          3.15.5 sale, assignment, license, transfer or Encumbrance of any assets, tangible or intangible, singly or in the aggregate, other than sales of products and services in the ordinary course of business and consistent with past practice;

          3.15.6 new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified or terminated in the ordinary course of business and consistent with past practice;

          3.15.7 actual or threatened termination of any material customer account or group of accounts or actual or threatened material reduction in purchases or royalties payable by any such customer or occurrence of any event that is likely to result in any such termination or reduction;

          3.15.8 disposition or lapsing of any Proprietary Rights of PX, in whole or in part, or any disclosure of any trade secret, process or know-how to any Person not an Employee;

          3.15.9  change in accounting methods or practices by PX;

          3.15.10 revaluation by PX of any assets, including writing off notes or accounts receivable other than for which adequate reserves have been established;

          3.15.11 damage, destruction or loss (whether or not covered by insurance) having a Material Adverse Effect on PX;

          3.15.12 declaration, setting aside or payment of dividends or distributions in respect of any PX Stock or any redemption, purchase or other acquisition of any equity securities of PX;

          3.15.13 issuance or reservation for issuance by PX of, or commitment of it to issue or reserve for issuance, PX Stock or other equity securities or obligations or securities convertible into or exchangeable for PX Stock or other equity securities;

          3.15.14  increase, decrease or reclassification of the PX Stock of PX;

          3.15.15  amendment of the Articles of Incorporation or Bylaws of PX;

          3.15.16 capital expenditure or execution of any lease or any incurring of liability therefor by PX, involving payments in excess of $10,000 in the aggregate that are not in the ordinary course of business;

          3.15.17  failure to pay any material obligation of PX when due;

          3.15.18 cancellation of any indebtedness or waiver of any rights of substantial value to PX, except in the ordinary course of business and consistent with past practice;

          3.15.19 indebtedness incurred by PX for borrowed money or any commitment to borrow money entered into by PX, or any loans made or agreed to be made by PX;

          3.15.20 liability incurred by PX except for Liabilities incurred in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

            3.15.21 payment, discharge or satisfaction of any Liabilities of PX other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date or expenses of the Stockholder incurred in connection with the transactions contemplated by this Agreement, as more fully described in Section 15.10 hereof;

            3.15.22  acquisition of any equity interest in any other Person; or

            3.15.23  agreement by PX to do any of the foregoing.

     3.16  Liabilities.

     PX has no material Liabilities (absolute, accrued, contingent or otherwise) except (i) Liabilities which are reflected and properly reserved against in the Financial Statements, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and
(iii) liabilities arising under the Contracts set forth on Schedule 3.11 or
                                                           -------------
or which are not required to be disclosed on such Schedule and which have arisen or been incurred in the ordinary course of business. Except as identified in the Schedules to this Agreement, none of the Liabilities described in this Section 3.16 relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any action, order writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute (collectively, "Actions"). The reserves set forth on the Balance Sheet for liabilities are reasonable.

     3.17  Litigation.

     Except as set forth on Schedule 3.17, there is no Action, pending or, to
                            -------------
the knowledge of PX or the Stockholder, threatened or anticipated against, relating to or affecting PX or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements. To the knowledge of PX or the Stockholder, there is no basis for any Action, which if adversely determined against the Stockholder or PX, or any other Person could reasonably be expected to result in a loss to PX, individually or in the aggregate, in excess of $50,000. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting PX. Schedule 3.17 contains a complete and accurate
                         -------------
description of all Actions currently pending to which PX or the Stockholder has been a party which are reasonably anticipated to result in liability to PX, which, if adversely determined against PX, would result in liability in excess of $50,000, or any such Actions which were settled prior to the institution of formal proceedings, other than Actions brought by PX for collection of monies owed in the ordinary course of business. No representation is made in this
Section 3.17 with respect to matters covered in Section 3.23 (Tax Matters).

     3.18  Labor Matters.

            3.18.1  Except as set forth on Schedule 3.18.1, PX is not a party to
                                           ---------------
any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make PX conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of PX. There is no unfair labor practice charge or complaint against PX pending before the National Labor Relations Board or any other governmental agency arising out of PX's activities, and to PX's knowledge no facts exist which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against PX nor is any grievance currently being asserted against it; and neither PX has experienced a work stoppage or other labor difficulty. There are no material controversies pending or, to the knowledge of PX or the Stockholder, threatened between PX and any of its Employees, and none of PX or the Stockholder is aware of any facts which could reasonably result in any such controversy.

          3.18.2 PX is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes, and none of them are engaged in any unfair labor practice. PX is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

          3.18.3  Except with respect to the employment agreements identified on

Schedule 3.11 (the "Existing Employment Agreements"), PX has not entered into
-------------
any severance or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of SkyNet or PX to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

          3.18.4  Except as set forth on Schedule 3.18.4 and as to Persons with
                                         ---------------
whom PX has contracted and withheld amounts on account of federal, state or local taxing authorities in the same manner as it would its own employees, PX has not, at any time during its existence, retained any person to provide services to or on behalf of PX as an independent contractor

   3.19  Employee Benefit Plans.

          3.19.1  Schedule 3.19 contains a complete list of Employee Plans.
                  -------------
True and complete copies of each of the following documents have been made available by PX to SkyNet: (i) each Employee Plan (and, if applicable, related trust agreements, annuity contracts or other funding instruments) which covers or has covered employees of PX (with respect to their relationship with PX) and all amendments thereto, all summary plan descriptions, summary of material modifications (as defined in ERISA) and all written interpretations and descriptions thereof which PX generally has distributed to participants therein, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (ii) the most recent determination letter, if any, issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Code (other than a Multiemployer Plan) which covers or has covered employees of PX (with respect to their relationship with PX), (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan or Welfare Plan which covers or has covered Employees of PX (with respect to their relationship with PX), (iv) all actuarial reports prepared for the last three plan years for each Pension Plan which covers or has covered Employees of PX (with respect to their relationship with PX), and (v) a description setting forth the amount of any liability of PX as of the Closing Date for payments more than thirty (30) calendar days past due with respect to any Welfare Plan.

     3.19.2  Pension Plans.
             -------------

             3.19.2.1 No Pension Plan is subject to the minimum funding requirements of ERISA. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. None of PX or any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 of ERISA. None of PX or any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of
Section 4063 of ERISA, or (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which PX or any ERISA Affiliate made contributions during the six years prior to the Closing Date.

             3.19.2.2 Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of PX (with respect to their relationship with PX) which has been operated as a qualified plan (1) has received, or has applied for and not yet, received a favorable determination letter (or is not required under applicable law to have received) from the Internal Revenue Service stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) and (2) has been so qualified during the period from its adoption to the date of such determination letter.

             3.19.2.3 Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of PX (with respect to their relationship with PX) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including, without limitation, ERISA and Code Sections 401(a) and 501(a).

             3.19.2.4  Multiemployer Plans.  Neither PX nor any ERISA Affiliate
                       -------------------
has any liability with respect to a Multiemployer Plan, and no liability will arise or be imposed on PX or any ERISA Affiliate under, or with respect to, any Multiemployer Plan.

     3.19.3  Welfare Plans.
             -------------

             3.19.3.1 Each Welfare Plan which covers or has covered employees or former employees of PX (with respect to their relationship with PX) currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including, without limitation, ERISA and the Code.

             3.19.3.2 Except as required by Section 4980B of the Code or Part 6 of Title 1, Subtitle B of ERISA, none of PX, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of PX or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent PX or an ERISA Affiliate from amending or terminating any such benefit plan or such Welfare Plan.

             3.19.3.3 Each Welfare Plan which covers or has covered employees or former employees of PX (with respect to their relationship with PX) and which is a "group health plan," as defined in Section 607(1) of ERISA, presently complies in all material respects with and has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

                  3.19.3.4 Neither PX or any ERISA Affiliate has, at any time, maintained, contributed to or had any obligation to maintain or contribute to any Welfare Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

                  3.19.3.5 The insurance policies or other funding instruments, if any, for each Welfare Plan provide coverage for each employee, consultant, independent contractor or retiree of PX (and, if applicable, their respective dependents) who has been advised by PX, whether through an Employee Plan or otherwise, that he or she is covered by such Welfare Plan.

          3.19.4  Benefit Arrangements.  Each Benefit Arrangement presently
                  --------------------
complies and has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including, without limitation, the Code. Except as provided by law or in any employment agreement set forth on Schedule 3.11 or collective bargaining
                                  -------------
agreements set forth on Schedule 3.18.1, the employment of all persons presently
                        ---------------
employed or retained by PX is terminable at will.

          3.19.5  Unrelated Business Taxable Income; Unpaid Contributions.  No
                  -------------------------------------------------------
Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Code Section 511. Neither PX nor any ERISA Affiliate has any liability for unpaid contributions under Section 515 of ERISA with respect to any Employee Plan.

          3.19.6  Deductibility of Payments.  There is no contract, agreement,
                  -------------------------
plan or arrangement covering any employee or former employee of PX (with respect to such employee's relationship with PX) that, individually or collectively, requires the payment by PX of any amount (i) that is not deductible under
Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          3.19.7  Fiduciary Duties and Prohibited Transactions.  None of PX, or
                  --------------------------------------------
any plan fiduciary of any Welfare Plan or Pension Plan has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA so as to create any liability of PX or any Employee Plan. PX has not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan, and PX has not been assessed any civil penalty under Section 502(l) of ERISA.

          3.19.8  Litigation.  There is no action, order, writ, injunction,
                  ----------
judgment or decree outstanding or claim (other than routine claims for benefits), suit, litigation, proceeding, arbitration proceeding, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending or, to the knowledge of PX, anticipated or threatened against PX, any ERISA Affiliate or any Employee Plan.

          3.19.9  No Amendments.  Neither PX nor any ERISA Affiliate has
                  -------------
announced to employees, former employees, consultants or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional Employee Plan which is intended to cover employees or former employees of PX (with respect to their relationship with PX) or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of PX (with respect to their relationship with PX).

           3.19.10  Insurance Contracts.  None of PX or any Employee Plan (other
                    -------------------
than a Multiemployer Plan) holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

           3.19.11  No Acceleration or Creation of Rights.  Except with respect
                    -------------------------------------
to the Existing Employment Agreements, neither the execution and delivery of this Agreement or the Ancillary Agreements by PX nor the consummation of the transactions contemplated hereby or the related transactions will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

           3.19.12  No Other Material Liability.  No event has occurred which
                    ---------------------------
could subject PX or any Employee Plan, directly or indirectly, to any material liability (A) under any statute, regulation or governmental order relating to any Employee Plan or (B) pursuant to any obligation of PX to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Employee Plans.

     3.20 Transactions with Related Parties.

     Except as disclosed on Schedule 3.20, to the knowledge of PX or the
                            -------------
Stockholder, no Related Party or Employee has (a) borrowed or loaned money or other property to PX which has not been repaid or returned, (b) any contractual or other claims, express or implied, of any kind whatsoever against PX or (c) any interest in any property used by PX.

     3.21 Compliance with Law.

     PX has conducted the Business in material compliance with all applicable Regulations and Court Orders. Neither PX nor the Stockholder has received any notice to the effect that, or has otherwise been advised that, PX is not in compliance with any such Regulations or Court Orders, and neither PX nor the Stockholder has any reason to anticipate that any existing circumstances are likely to result in any material violation of any of the foregoing.

     3.22 Intellectual Property.

           3.22.1  General.  Schedule 3.22.1 sets forth with respect to
                   -------   ---------------
Proprietary Rights of PX: (i) for each trademark, trade name or service mark, whether or not registered, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered, (ii) a description of all Trade Secrets and (iii) all such Proprietary Rights in the form of licenses. True and correct copies of all Proprietary Rights (including all pending applications, application related documents and materials and written materials relating to Trade Secrets) owned, controlled or used by or on behalf of PX or in which PX has any interest whatsoever have been provided or made available to SkyNet.

          3.22.2  Royalties and Licenses.  Except with respect to the Existing
                  ----------------------
Employment Agreements, PX has no obligation to compensate any Person for the use of any of its Proprietary Rights nor, except in the ordinary course of business, has PX granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

          3.22.3  Ownership.  PX owns or has a valid right to use its
                  ---------
Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of PX by reason of the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

          3.22.4  Absence of Claims.  Except as set forth on Schedule 3.22.4, PX
                  -----------------                          ---------------
has not (A) received any notice alleging, or otherwise have knowledge of facts that might give rise to, invalidity with respect to any of the Proprietary Rights of PX or (B) received any notice of alleged infringement of any rights of others due to any activity by PX. To the knowledge of PX, PX's use of its Proprietary Rights in its past and current products do not and would not infringe upon or otherwise violate the valid rights of any third party anywhere in the world. No other Person (i) has notified PX or the Stockholder that it is claiming any ownership of or right to use any of PX's Proprietary Rights or (ii) to the knowledge of PX, is infringing upon any such Proprietary Rights in any way.

          3.22.5  Protection of Proprietary Rights.  All of the pending
                  --------------------------------
applications for PX's Proprietary Rights have been duly filed and all other actions to protect such Proprietary Rights have been taken. PX has taken reasonable steps necessary or appropriate (including, entering into appropriate confidentiality and nondisclosure agreements with officers, directors, subcontractors, Employees, licensees and customers in connection with PX) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights that are material to the Business. Neither PX nor the Stockholder has knowledge of any breach of any such confidentiality or nondisclosure agreement by any party thereto.

   3.23  Tax Matters.

          3.23.1  Filing of Tax Returns.  Except as set forth in Schedule
                  ---------------------                          --------
3.23.1, PX has timely filed with the appropriate taxing authorities all Tax Returns in respect of Taxes required to be filed through the date hereof. The Tax Returns filed are complete and accurate in all material respects. Except as specified in Schedule 3.23.1, PX has not requested any extension of time within
             ---------------
which to file Tax Returns in respect of any Taxes. PX has not yet filed its federal, state and local Tax Returns for the year ended December 31, 1998 but has obtained filing extensions with respect to all such returns.

          3.23.2  Payment of Taxes.  All Taxes due from PX, or for which it
                  ----------------
could be liable, in respect of periods (or portions thereof) beginning before the Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in Schedule 3.23.2 or the
                                                          ---------------
Financial Statements, and PX has no material Liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that PX is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

          3.23.3  Audits, Investigations or Claims.  No deficiencies for Taxes
                  --------------------------------
of PX has been claimed, proposed or assessed by any taxing or other governmental authority. There are no pending or, to the knowledge of PX or the Stockholder, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of PX or the Stockholder, and there are no matters under discussion with any governmental authorities, or known to PX or the Stockholder, with respect to Taxes that are likely to result in an additional Liability for Taxes. Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth on Schedule 3.23.3
                                                             ---------------
and, except as set forth in such Schedule, PX has not been notified that any taxing authority intends to audit a Tax Return for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to PX.

          3.23.4  Lien.  There are no Encumbrances for Taxes (other than for
                  ----
Permitted Encumbrances) on any assets.

          3.23.5  Tax Elections.  All elections with respect to Taxes affecting
                  -------------
PX as of the date hereof are set forth on PX's latest Tax Returns or on Schedule
                                                                        --------
3.23.5. PX has not (i) consented at any time under Section 341(f)(1) of the Code
------
to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any assets; (ii) agreed, or is not required, to make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) has made an election, or is required, to treat any Asset as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) directly or indirectly secured any debt the interest on which is tax exempt under Section 103(a) of the Code; or (v) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

          3.23.6  Prior Affiliated Groups. PX has never been a stockholder of an
                  -----------------------
affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined consolidated or unitary state or local return.

          3.23.7  Tax Sharing Agreements.  Except as otherwise disclosed in the
                  ----------------------
Schedules, there are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving PX, and, after the Closing Date, PX shall not be bound by any such Tax-sharing agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

          3.23.8  Partnerships.  PX has no interest in and is not subject to any
                  ------------
joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. PX is not a successor to any other Person by way of purchase, reorganization or similar transaction.

          3.23.9  No Withholding.  The transaction contemplated herein is not
                  --------------
subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

    3.24 Insurance.

    Schedule 3.24 contains a complete and accurate list of all policies or
    -------------
binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which PX is the owner, insured or beneficiary. Copies of all such policies have been made available to SkyNet. To the knowledge of PX, all of such policies are sufficient for (i) compliance with all Regulations and all of the Contracts, and (ii) covering all reasonably foreseeable damage to and liabilities or contingencies relating to PX's conduct of its business. PX is not in default under any of such policies or binders, and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to PX or the Stockholder upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by PX through the Closing Date.

          3.25  Accounts Receivable.

          The accounts and notes receivable reflected in the Balance Sheet, and all accounts or notes receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date of recording thereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements. To the knowledge of PX or the Stockholder and except as disclosed in the Schedules to this Agreement, all such receivables are fully collectible in the ordinary course of business except to the extent of an amount not in excess of the reserve for doubtful accounts reflected on the Balance Sheet and additions to such reserves as reflected on the Books and Records.

          3.26  Purchase Commitments and Outstanding Bids.

          Except as disclosed on the Schedules, as of the date of this Agreement, the aggregate of all Contracts for the purchase of supplies by PX does not exceed $25,000, all of which were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of PX presently is in excess of the normal, ordinary and usual requirements of its business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in PX's business. The Schedules set forth a list of all currently outstanding proposals for Contracts providing for, in the aggregate, payments to PX by third parties in excess of $25,000.

          3.27  Customers and Suppliers.

          Schedule 3.27 sets forth a complete and accurate list of the names of
          -------------
the ten customers who purchased from PX the greatest dollar volume of services during its last fiscal year and last fiscal quarter. Since the Balance Sheet Date, except as disclosed in the Schedules to this Agreement, there has been no Material Adverse Change in the business relationship of PX with any customer or supplier named on Schedule 3.27. PX has not received any written communication
                  -------------
from any customer or supplier named on Schedule 3.28 of any intention to return,
                                       -------------
terminate or materially reduce purchases from or supplies to PX.

          3.28  Year 2000 Compliance.

          PX has reviewed its products, business, services and operations which could be adversely affected by the risk that computer applications developed, marketed, sold and delivered or used by PX may be unable to recognize and properly perform date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). Except as disclosed on Schedule
                                                                     --------
3.28, PX's products, services, applications or other deliverables provided or
----
delivered to its customers and PX's internal information and business systems are Year 2000 compliant. The Year 2000 Problem has not resulted in, and, to the knowledge of PX or the Stockholders, is not reasonably expected to have, a Material Adverse Effect on PX.

          3.29  Brokers; Transaction Costs.

          PX has not entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of SkyNet, PX or the Stockholders to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by this agreement.

          3.30  No Other Agreements to Sell PX.

          Neither PX nor the Stockholder has any legal obligation, absolute or contingent, to any other Person to sell the assets of PX (other than Inventory in the ordinary course of business and PX's owned real property) or to sell any PX Stock of PX or to effect any Purchase, consolidation or other reorganization of PX or to enter into any agreement with respect thereto, except pursuant to this Agreement.

          3.31  Material Misstatements or Omissions.

          No representations or warranties by PX or the Stockholder in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by PX or such Stockholder or any of its Representatives to SkyNet pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

               4.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

          As an inducement of SkyNet to enter into this Agreement, the Stockholder hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to SkyNet, except as otherwise set forth in the Schedules delivered to SkyNet prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 4 setting forth certain information referenced in and exceptions to the representations and warranties contained in this
Article 4 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

          4.1    Authorization.

          The Stockholder has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Stockholder and is, and upon the execution and delivery of each Ancillary Agreement to which it is a party will be, a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          4.2  Organization of Mustang.

          Mustang is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Mustang has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it.

          4.3  No Conflict or Violation; Consents.

          None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Stockholder with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Stockholder is a party or by which the Stockholder is bound or to which any of its assets are subject or (b) violate any applicable Regulation or Court Order. Except as set forth on Schedule 4.3, no notices to, declaration, filing or
                       ------------
registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by the Stockholder in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

          4.4  Ownership of PX Stock; Title.

          The number of shares of PX Stock held by the Stockholder are accurately set forth on Schedule 4.4 and all of such shares of PX Stock are
                        ------------
lawfully owned of record and, except as set forth on Schedule 4.4, beneficially
                                                     ------------
owned by the Stockholder, free and clear of any Encumbrances. Except as set forth on Schedule 4.4, the PX Shares held by the Stockholder are not subject to
         ------------
any stockholder agreement, voting trust, proxy or other agreement or understanding with respect to or concerning the purchase, sale or voting of such PX Stock.

          4.5  Certain Securities Laws Representations.

          The Stockholder represents as follows with respect to the Stock Purchase Shares to be acquired in connection with the Stock Purchase:

                 4.5.1 The Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Stock Purchase Shares;

                 4.5.2 The Stockholder is receiving such shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated by this Agreement;

                 4.5.3 The Stockholder has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, SkyNet and the business and prospects of SkyNet which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and the Stockholder's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares;

          4.5.4 The Stockholder's financial condition is such that it can afford to bear the economic risk of holding the shares for an indefinite period of time and to suffer a complete loss of its investment in such shares; and

          4.5.5 The Stockholder has been advised that (i) SkyNet's issuance of shares to the Stockholder will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and the Stockholder must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing such shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY SKYNET HOLDINGS, INC., SKYNET HOLDINGS, INC. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

        5.  REPRESENTATIONS AND WARRANTIES OF THE MUSTANG STOCKHOLDERS

     As an inducement of SkyNet to enter into this Agreement, the Mustang Stockholders hereby make, as of the date hereof and as of the Closing Date, the following representations and warranties to SkyNet, except as otherwise set forth in the Schedules delivered to SkyNet prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 5 setting forth certain exceptions to the representations and warranties contained in this Article 5 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

     5.1    Authorization.

     Each of the Mustang Stockholders has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by each of the Mustang Stockholders and is, and upon the execution and delivery thereof each Ancillary Agreement to which it is a party will be, a valid and binding obligation of the Mustang Stockholder, enforceable against the

Mustang Stockholder in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     5.2  No Conflict or Violation; Consents.

     Except as may be provided in the Subordination Agreements dated September 15, 1998 of the Mustang Stockholders for the benefit of and NationsCredit, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by each of the Mustang Stockholders with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which such Mustang Stockholder is a party or by which such Mustang Stockholder is bound or to which any of its assets are subject or (b) violate any applicable Regulation or Court Order. Except as set forth on Schedule 5.2, no notices to, declaration,
                                       ------------
filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by either of the Mustang Stockholders in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     5.3  Certain Securities Laws Representations.

     Each Mustang Stockholder represents as follows with respect to the SkyNet Series B Preferred Stock to be acquired by it under this Agreement:

          5.3.1 Such Mustang Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Stock Purchase Shares;

          5.3.2 Such Mustang Stockholder is receiving such shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated by this Agreement;

          5.3.3 Such Mustang Stockholder has been given the opportunity to obtain any information or documents relating to, and to ask questions and receive answers about, SkyNet and the business and prospects of SkyNet which it deems necessary to evaluate the merits and risks related to its investment in such shares and to verify the information received, and the Mustang Stockholder's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its receipt of such shares;

          5.3.4 Such Mustang Stockholder's financial condition is such that it can afford to bear the economic risk of holding the shares for an indefinite period of time and to suffer a complete loss of its investment in such shares; and

          5.3.5 Such Mustang Stockholder has been advised that (i) SkyNet's issuance of shares to the Mustang Stockholder will not have been registered under the Securities Act, (ii) such shares may need to be held indefinitely, and the Mustang Stockholder must continue to bear the economic risk of the investment in such shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be a public market for such shares, (iv) when and if such shares may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (v) if the Rule 144 exemption is not available, public sale without registration will require compliance with an exemption under the Securities Act and (vi) a restrictive legend in the following form shall be placed on the certificates representing such shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144). UNLESS WAIVED BY SKYNET HOLDINGS, INC., SKYNET HOLDINGS, INC. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.

            6.  REPRESENTATIONS AND WARRANTIES OF THE CARSON TRUST

     As an inducement of SkyNet to enter into this Agreement, the Carson Trust hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to SkyNet, except as otherwise set forth the Schedules delivered to SkyNet prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 6 setting forth certain information described in and exceptions to the representations and warranties contained in this Article 6 and certain other information called for by this Agreement.

     6.1  Existence.

     The Carson Trust was created under and is governed by the terms of a Trust Agreement dated as of July 12, 1995 among the settlors designated therein, C.M. "Connie" Carson and Diana Carson as Trustees, for the benefit of the beneficiaries set forth in. The Carson Trust has not been terminated and is in valid existence under the laws of the State of California.

     6.2  Authorization.

     The Trustees have all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which the Carson Trust is a party and have taken all actions necessary to consummate the transactions contemplated hereby and thereby and to perform all obligations hereunder and thereunder.
This Agreement has been duly executed and delivered by each of the Trustees and is, and upon the execution and delivery thereof each Ancillary Agreement to which it is a party will be, a valid and binding obligation of the Carson Trust, enforceable against the Carson Trust in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     6.3  No Conflict or Violation; Consents.

     Except as may be provided in the Subordination Agreements dated September 15, 1998 of the Carson Trust for the benefit of Mustang Investment Partners LLC, Greenstreet Pony Partners LLC and NationsCredit, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Carson Trust with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its respective assets under, any Contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Carson Trust is a party or by which it is bound or to which any of its assets are subject or (b) violate any applicable Regulation or Court Order. Except as set forth on Schedule 6.3, no notices to,
                                                  ------------
declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by the Carson Trust in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

     6.4  Absence of Claims.

     The Carson Trust has asserted no claim for indemnification against PX under the Stock Purchase Agreement dated as of July 12, 1998, as amended, by and among Mustang, PX (as Mustang's assignee), the Carson Trust and Williams (the "Courier Express Stock Purchase Agreement"), and the Trustees are not aware of the occurrence of events that would provide them with the basis of asserting any such indemnification claims under the Courier Express Stock Purchase Agreement.

     6.5  Ownership of PX Debenture.

     Except as contemplated by the Subordination Agreements dated September 15, 1998 of the Carson Trust for the benefit of NationsCredit, MIP and GPP, the Carson Trust owns the PX Debenture free and clear of any Encumbrances, and the Carson Trust has not assigned, pledged, hypothecated or otherwise transferred any legal or beneficial interest in the PX Debenture to any Person.

                7.  REPRESENTATIONS AND WARRANTIES OF WILLIAMS

     As an inducement of SkyNet to enter into this Agreement, Williams hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to SkyNet, except as otherwise set forth the Schedules delivered to SkyNet prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article 7 setting forth certain exceptions to the representations and warranties contained in this Article 7 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

          7.1  Execution and Delivery.

          This Agreement has been duly executed and delivered by Williams and is, and upon the execution and delivery thereof each Ancillary Agreement to which he is a party will be, a valid and binding obligation of Williams, enforceable against Williams in accordance with its terms, except that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          7.2  No Conflict or Violation; Consents.

          Except as may be provided in the Subordination Agreement dated September 15, 1998 of Williams for the benefit of NationsCredit, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by Williams with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of his assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Williams is a party or by which it is bound or to which any of his assets are subject or (b) violate any applicable Regulation or Court Order. Except as set forth on Schedule 7.2, no notices to, declaration,
                                     ------------
filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Williams in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

          7.3  Absence of Claims

          To the knowledge of Williams, Mustang has complied in all material respects with the provisions of the Stock Purchase Agreement dated as of July 12, 1998 by and between Mustang, the Carson Trust and Williams and Williams has no outstanding claims for indemnification on account of any breach of representations, warranties, covenants or other obligations of Mustang thereunder, and is not aware of the existence of facts that, with the passage of time, the giving of notice or otherwise, would constitute a breach of a representation, warranty, covenant or other obligation or give rise to an indemnification claim thereunder.

          7.4  Ownership of Williams PX Debenture.

          Except as contemplated by the Subordination Agreements dated September 15, 1998 of the Williams for the benefit of NationsCredit, MIP and GPP, Williams owns the Williams PX Debenture free and clear of any Encumbrances, and Williams has not assigned, pledged, hypothecated or otherwise transferred any legal or beneficial interest in the Williams PX Debenture to any Person.

                 8.  REPRESENTATIONS AND WARRANTIES OF SKYNET

          As an inducement of PX, the Stockholder, each of the Mustang Stockholders, the Carson Trust and Williams to enter into this Agreement, SkyNet hereby makes as of the date hereof and as of the Closing Date, the following representations and warranties to PX, the Stockholder, the Mustang

Stockholders, the Carson Trust and Williams, except as otherwise set forth in the Schedules delivered to PX, the Stockholder, the Mustang Stockholders, the Carson Trust and Williams prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this
Article 9 setting forth certain exceptions to the representations and warranties contained in this Article 9 and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

          8.1  Organization.

          SkyNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SkyNet has full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, the assets owned or leased by it. SkyNet is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect on SkyNet. Each jurisdiction in which SkyNet is qualified to do business as a foreign corporation is set forth in Schedule 8.1.
                                                  ------------

          8.2  Capitalization.

                 8.2.1 There are 50,000,000 shares of SkyNet Common Stock authorized under its Certificate of Incorporation, 18,903,915 of which were issued and outstanding as of March 31, 1999 and 5,000,000 authorized shares of Preferred Stock, $.0001 par value, of SkyNet ("SkyNet Preferred Stock" and together with the SkyNet Stock, the "SkyNet Securities") authorized under its Certificate of Incorporation, of which (i) 2,450,000 shares have been designated Series A Preferred Stock and issued as of March 31, 1999, and (ii) 825,000 shares will be designated Series B Preferred Stock as of the Closing Date. SkyNet has no other stock authorized, issued or outstanding. The Series A Preferred Stock designation is attached as Schedule 8.2.
                                           ------------

                 8.2.2 Except for the issued and outstanding shares of Series A Preferred Stock described in Section 8.2.1, options to purchase 965,000 shares of SkyNet Common Stock issued pursuant to SkyNet's 1998 Incentive Stock Option Plan, additional options to purchase 1,800,000 shares of SkyNet Common Stock and warrants to purchase 933,400 shares of SkyNet Common Stock, there are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of SkyNet.

                 8.2.3 All outstanding shares of SkyNet Common Stock are, and the Stock Purchase Shares, the Series B Preferred Stock, and the shares of SkyNet Common Stock issuable upon the conversion of the Series B Preferred Stock shall be, validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, SkyNet's Certificate of Incorporation or Bylaws or any Contract. The shares of SkyNet Common and Preferred Stock have been issued in compliance with all federal and state corporate and securities laws.

                 8.2.4 There is no outstanding vote, plan, pending proposal or right of any Person to cause any redemption of SkyNet Stock or consolidation of SkyNet with or into any other entity.

                 8.2.5 To SkyNet's knowledge, there are no existing agreements among any stockholders of SkyNet.

          8.3  Authorization.

          SkyNet has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder.
This Agreement has been duly executed and delivered by SkyNet, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which SkyNet is a party will be, a valid and binding obligation of SkyNet enforceable against SkyNet in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          8.4  No Conflict or Violation; Consents.

          None of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by SkyNet with any of the provisions hereof or thereof, will (a) violate or conflict with any provision of SkyNet's governing documents to the extent applicable, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice of passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its assets under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which SkyNet is a party or by which SkyNet is bound or to which any of its respective assets are subject, (c) violate any Regulation or Court Order applicable to SkyNet or (d) impose any Encumbrance on any assets of SkyNet. Except as set forth on Schedule
                                                                        --------
8.4, no notices to, declaration, filing or registration with, approvals or
---
Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by SkyNet in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

          8.5  Reports and Financial Statements.

          SkyNet has timely filed all reports required to be filed or filed voluntarily with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "SEC Reports"), and has previously made available to PX true and complete copies of all such SEC Reports. Such SEC Reports, as of their respective dates, complied in all materials respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of SkyNet, including the notes thereto, included in the SEC Reports have been prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition of SkyNet as at the dates thereof and consolidated results of operations and cash flows for the periods then ended.

          8.6  Absence of Certain Changes or Events.

          Except as set forth in the SEC Reports, since March 31, 1999, there has not been any fact, event, circumstance or change affecting or relating to SkyNet which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SkyNet (an "SkyNet Material Adverse Effect"); provided, however, that an SkyNet Material Adverse Effect shall not include any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

          8.7  Disclosure.

          No representations or warranties by SkyNet in this Agreement or any Ancillary Agreement to which it is a party or in any document, written information, exhibit, statement, certificate or schedule heretofore or hereinafter furnished by SkyNet, or any of SkyNet's officers, directors, affiliates or any of its Representatives to PX and the Stockholder pursuant hereto, or in connection with the transactions contemplated by this Agreement or by such Ancillary Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

          8.8  Litigation.

          Except as may be set forth in the SEC Reports, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting SkyNet, or any of its properties or assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of SkyNet, there is no basis for any of the forgoing. Except as may be set forth in the SEC Reports, there are no outstanding court orders in any proceeding to which SkyNet is or was a party which have not been complied with in full or which continue to impose any material obligations on SkyNet and Sub.

                         9.  AGREEMENTS OF THE PARTIES

          The parties, each as indicated below, covenant as follows:

          9.1  Conduct of Business.

          From the date hereof through the Closing, PX shall, except as contemplated by this Agreement, or as consented to by SkyNet in writing, or as set forth on Schedule 9.1, continue operations in the ordinary course of
             ------------
business and in accordance with past practice and will not take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing. Without limiting the generality of the foregoing, the Stockholder and the Mustang Stockholders shall not cause PX to, except as specifically contemplated by this Agreement or as consented to by SkyNet in writing:

                 9.1.1 incur any indebtedness for borrowed money (other than advances made to or on behalf of PX by NationsCredit Commercial Corporation or SkyNet), or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person;

                 9.1.2 issue or commit to issue any PX Stock or any other securities or any securities convertible into PX Stock or any other securities, including, without limitation, any options to acquire PX Stock;

                 9.1.3 pay or incur any obligation to pay any distribution or dividend or effect any redemption with respect to any PX Stock;

                 9.1.4 make any change to PX's Certificate of Incorporation or Bylaws;

                 9.1.5 mortgage, pledge or otherwise encumber any asset or sell, transfer, license or otherwise dispose of any asset except for the licensing of PX's products and services in the ordinary course of business and consistent with past practice;

                 9.1.6 cancel, release or assign any indebtedness owed to it or any claims or rights held by it, except in the ordinary course of business and consistent with past practice;

                 9.1.7 make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                 9.1.8 terminate any material Contract or make any change in any material Contract;

                 9.1.9  except as set forth in Schedule 9.1, enter into or
                                               ------------
modify any employment Contract, (ii) pay any compensation to or for any Employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements, (iii) pay or agree to pay any bonus, incentive compensation, service award or other like benefit or (iv) enter into or modify any other Employee Plan;

                 9.1.10 enter into or modify any Contract with a Related Party;

                 9.1.11 make any payment or distribution to the Stockholder or the Mustang Stockholders or redeem or purchase any PX Stock;

                 9.1.12 make any change in any method of accounting or accounting practice;

                 9.1.13 fail to pursue new Contracts or the development and introduction of new products and technology advances in connection with its operations on a basis consistent with past practice;

                 9.1.14 fail to comply with all material Regulations applicable to it consistent with past practices;

                 9.1.15 fail to use its commercially reasonable efforts to (i) maintain its business, (ii) retain the Employees so that such Employees will remain available to SkyNet on and after the Closing Date (provided that PX shall not enter into any employment agreement with any Employee pursuant to this
Section 9.1.15, (iii) maintain existing relationships with suppliers and customers and others having business dealings with PX and (iv) otherwise to preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date; or

                 9.1.16 do any other act which would cause any representation or warranty of PX or the Stockholder in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice.

          9.2  Investigation by SkyNet.

          From the date hereof through the Closing Date, PX shall, and shall cause PX's Employees and Representatives to, afford the Representatives of SkyNet access upon reasonable notice and at all reasonable times to its business for the purpose of inspecting the same, and to its officers, Employees and Representatives, properties, Books and Records, Contracts and other assets, and shall furnish SkyNet and its Representatives, upon reasonable notice and in a timely manner, all financial, operating and other data and information (including with respect to Proprietary Rights) as SkyNet or its Affiliates, through their respective Representatives, may reasonably request.

          9.3  Notification of Certain Matters; Amendment of Schedules.

          From the date hereof through the Closing Date, PX, the Stockholder and SkyNet shall give prompt notice to the other parties of (i) the discovery, occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of PX, the Stockholder, or SkyNet contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of PX, the Stockholder or SkyNet to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. PX, the Stockholder and the Mustang Stockholders shall promptly notify SkyNet of any Default hereunder and (iii) the threat or commencement of any Action, or any development that occurs before the Closing that could reasonably be expected to result in a Material Adverse Effect on either PX or SkyNet. All parties shall have the unrestricted right to update and revise any schedule to this agreement and to add schedule references at any time prior to the Closing. If a party elects not to proceed with the transactions contemplated by this Agreement because of a material revision to such schedules, no party (including the party revising the Schedules) will have any liability to any other. If a party elects to proceed with the Closing, the revised Schedules will control for all purposes including indemnification.

          9.4  No Purchases, Consolidations, Sale of Stock, Etc.

          From the date hereof through the Closing Date, PX will not, and the Stockholder and the Mustang Stockholders will not permit PX to, directly or indirectly, (a) solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of the PX Stock, (ii) the merger or consolidation of PX with, or the direct or indirect disposition of a significant amount of its assets other than to or with SkyNet or its Affiliates or (iii) the licensing of PX's Proprietary Rights to any Person other than in the ordinary course of business consistent with past practice, or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. PX, the Stockholder and the Mustang Stockholders hereby represent that neither PX, the Stockholder nor the Mustang Stockholder is now engaged in discussions or negotiations with any party other than SkyNet with respect to any transaction of the kind described in clauses (a) (i) through (a) (iii) of the preceding sentence (a "Proposed Acquisition Transaction"). PX, the Stockholder and the Mustang Stockholder agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party. PX, the Stockholder and the Mustang Stockholders shall (w) immediately notify SkyNet (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (x) promptly notify SkyNet of the terms of any proposal which any of them may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (y) promptly provide SkyNet with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (z) keep SkyNet informed of the status of such offer and the offeror's efforts and activities with respect thereto.

          9.5  Confidentiality.

                 9.5.1 With respect to information concerning the PX that is made available to SkyNet pursuant to the terms of this Agreement, SkyNet agrees, that it shall, both before and after the Closing Date, hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Agreement and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Agreement and the related transactions (each of whom shall be informed in writing by SkyNet of the confidential nature of such information and directed by SkyNet in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 15, SkyNet shall immediately return all such information, all copies thereof and all information prepared by SkyNet based upon the same; provided, however, that one copy of all such material may be retained by SkyNet's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by SkyNet from a third party entitled to disclose it; (ii) becomes known publicly other than through SkyNet or any party who received the same through SkyNet, provided that SkyNet has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by SkyNet; or (iv) is disclosed with the express prior written consent thereto of the Stockholder. SkyNet shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subsection 9.5.1. Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                 9.5.2 With respect to information concerning SkyNet that is made available to the Stockholder pursuant to the provisions of this Agreement, the PX and the Stockholder agree that they shall, both before and, in the case of the Stockholder, after the Closing Date, hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating this Agreement and the related transactions, and shall not disseminate or disclose any of such information other than to the PX's directors, officers, employees, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Agreement and the related transactions (each of whom shall be informed in writing by the PX or the Stockholder of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 15, the Stockholder agrees to return immediately all such information, all copies thereof and all information prepared by either the Stockholder or the PX based upon the same; provided, however, that one copy of all such material may be retained by PX's or the Stockholder's legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by either PX or the Stockholder from a third party entitled to disclose it; (ii) becomes known publicly other than through any of the Stockholder or any party who received the same through either PX or the Stockholder, provided that PX or the Stockholder has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by PX or the Stockholder; or (iv) is disclosed with the express prior written consent thereto of SkyNet. PX and the Stockholder agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this Section 9.5.2. Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          9.6  Further Assurances.

          Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder and (iv) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable efforts (A) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (B) to fulfill all other conditions to this Agreement. Notwithstanding the foregoing,
(y) no amendment or modification shall be made to any Contract to obtain any required Consent without the prior written consent of SkyNet and (z) no party hereto or any of their respective Affiliates shall be required to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any of the transactions contemplated hereby.

  10.  CONDITIONS TO PX'S, THE STOCKHOLDER'S, THE MUSTANG STOCKHOLDER'S, THE
                   CARSON TRUST'S AND WILLIAMS' OBLIGATIONS

          The obligations of PX, the Stockholder, the Mustang Stockholders, the Carson Trust and Williams to effect the Stock Purchase and complete the related transactions contemplated by this Agreement are subject, in the discretion of the Stockholder, the Mustang Stockholders, the Carson Trust and Williams, to the satisfaction, on or prior to the Closing Date, of each of the following conditions or the waiver of such conditions:

          10.1 Representations, Warranties and Covenants.

          All representations and warranties of SkyNet contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and SkyNet shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to the

Stockholder a certificate signed by a senior officer of SkyNet to the foregoing effect ("SkyNet Closing Certificate").

          10.2  Consents.

          The Stockholder and the Mustang Stockholders shall be satisfied that all approvals required under any Regulations to permit SkyNet to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

          10.3  No Actions or Court Orders.

          No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements. There shall not be any Regulation or Court Order that makes the Stock Purchase contemplated hereby illegal or otherwise prohibited.

          10.4  Closing Documents.

          SkyNet shall have taken all actions and delivered the documents and other items described in Section 2.2 and such other documents and items as the Stockholder may reasonably require.

          10.5  Opinion of SkyNet Counsel.

          Buchanan Ingersoll Professional Corporation, counsel to SkyNet, shall have delivered its opinion dated as of the Closing Date, in form and substance acceptable to PX, the Stockholder and their counsel.

          10.6  Agreement with Holders of SkyNet Series A Preferred Stock.

          SkyNet shall have entered into an agreement, acceptable to the Mustang Stockholders, the Carson Trust and Williams, whereby (i) the current holders of SkyNet's Series A Preferred Stock will agree to subordinate their right to receive preferential dividends and other distributions to the right of the holders of SkyNet Series B Preferred Stock to receive dividends and other distributions (including upon liquidation) as described in the terms of the SkyNet Series B Preferred Stock, (ii) such holders will have converted their preferred stock interests to SkyNet Common Stock, or (iii) some other agreement shall have been reached, acceptable in form and substance to the prospective holders of the Series B Preferred Stock, with respect to the interests of the holders of Series A Preferred Stock.

          10.7  Material Adverse Change.

          There shall not have been any Material Adverse Change with respect to SkyNet.

          10.8  Compliance with Hart-Scott-Rodino Act

          SkyNet shall have complied with the premerger notification requirements of the Hart-Scott-Rodino Act and the applicable notification period thereunder shall have expired or been terminated by the Federal Trade Commission and the Department of Justice at the request of the parties.

          10.9  Internal Mustang Agreement.

          The Mustang Stockholders, Borg-Warner Security Corporation, NationsCredit, Williams and all other parties, other than the Carson Trust, with any rights or obligations with respect to the Stockholder

(including any guaranty obligations) shall have released all such rights or obligations and, if applicable, shall have entered into appropriate agreements with respect to the final distribution of consideration received by Stockholder as a result of the transactions contemplated by this Agreement.

          10.10  Release of Stockholder's Guaranty of Certain Obligations.

          The Carson Trust shall have released Stockholder from only those obligations relating to the repayment of the PX Debenture under a certain Guaranty Agreement dated as of September 15, 1998 for the benefit of the Carson Trust (the "Mustang Guaranty"). All other obligations of Stockholder under the Mustang Guaranty shall continue in full force and effect.

          10.11  Release of Williams' Guaranty of Certain Obligations.

          The Carson Trust shall have released Williams from only those obligations relating to the repayment of the PX Debenture under a certain Guaranty Agreement dated as of September 14, 1998 for the benefit of the Carson Trust (the "Williams Guaranty"). All other obligations of Williams under the Williams Guaranty shall continue in full force and effect.

          10.12 Release of PX Debenture and the Williams PX Debenture from NationsCredit.

          SkyNet, the Stockholder and PX shall have arranged for the release of the MIP and GPP Notes, the PX Debenture and the Williams PX Debenture from NationsCredit for delivery and cancellation at the Closing. The consent of each of the parties to this Agreement shall be required in order to waive the satisfaction of this condition, and the Carson Trust and the Mustang Stockholders shall have no liability of any kind for the failure of the parties responsible for satisfying this condition to do so.

                    11.  CONDITIONS TO SKYNET'S OBLIGATIONS

          The obligations of SkyNet to effect the Stock Purchase and complete the related transactions contemplated by this Agreement are subject, in the discretion of SkyNet, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, or the waiver of such conditions by SkyNet:

          11.1   Representations, Warranties and Covenants.

          All representations and warranties of PX, the Stockholder, the Mustang Stockholders, the Carson Trust and Williams contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and PX, the Stockholder the Mustang Stockholders, the Carson Trust and Williams shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date.

          11.2   Consents.

          All Consents, approvals and waivers from governmental authorities and other parties necessary to permit the Stockholder, the Mustang Stockholders, the Carson Trust and Williams to consummate the Stock Purchase as contemplated hereby and by the Ancillary Agreements and for the operation PX after the Closing (including all required third party consents under the Contracts) shall have been obtained. SkyNet shall be satisfied that all approvals required under any Regulations to permit the Stockholder, the Mustang Stockholders, the Carson Trust and Williams to carry out the transactions contemplated by this Agreement and the Ancillary Agreements shall have been obtained.

          11.3  No Actions or Court Orders.

          No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements and which could reasonably be expected to damage SkyNet or PX materially if the transactions contemplated hereby or thereby are consummated, including any material adverse effect on the right or ability of SkyNet to own, operate or transfer PX after the Closing. There shall not be any Regulation or Court Order that makes the Stock Purchase contemplated hereby illegal or otherwise prohibited or that otherwise may have a Material Adverse Effect on PX.

          11.4  Closing Documents.

          The Stockholder, the Mustang Stockholders, the Carson Trust and Williams shall have taken all actions and delivered the documents and other items described in Section 2.2 and such other documents and items as SkyNet may reasonably require.

          11.5  Due Diligence Review.

          SkyNet shall have completed, to its satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business and prospects of Seller.

          11.6  Agreement with NationsCredit.

          NationsCredit shall have agreed to such modifications to its existing financing arrangements with PX as SkyNet may determine, in its sole and absolute discretion, are necessary for the successful operation of PX following the Closing.

          11.7  Exemption under Federal and State Securities Laws.

          The issuance of shares of SkyNet Stock in the Stock Purchase shall not violate any federal or state securities laws.

          11.8  Tax Matters.

          No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting PX shall have been made after the date of this Agreement without the prior written consent of SkyNet, which consent shall not be unreasonably withheld.

          11.9  Compliance with Hart-Scott-Rodino Act.

          GPP shall have complied with the premerger notification requirements of the Hart-Scott-Rodino Act and the applicable notification period thereunder shall have expired or been terminated by the Federal Trade Commission and the Department of Justice at the request of the parties hereto.

          11.10 Opinion of PX Counsel.

          The Corporate Counsel Group, LLP, counsel to PX, shall deliver its opinion letter dated as of the Closing Date, in form and substance acceptable to SkyNet and its counsel.

          11.11  Agreement with Holders of SkyNet Series A Preferred Stock.

          SkyNet shall have entered into an agreement, acceptable to the Mustang Stockholders, the Carson Trust and Williams, whereby the current holders of SkyNet's Series A Preferred Stock agree to subordinate their right to receive preferential dividends and other distributions to the right of the holders of SkyNet Series B Preferred Stock to receive dividends and other distributions as described in the terms of the SkyNet Series B Preferred Stock.

          11.12 Release of MIP and GPP Notes, PX Debenture and the Williams PX Debenture from NationsCredit Commercial Corporation.

          SkyNet, the Stockholder and PX shall have arranged for the release of the MIP and GPP Notes, the PX Debenture and the Williams PX Debenture from NationsCredit for delivery and cancellation at the Closing. The consent of each of the parties to this Agreement shall be required in order to waive the satisfaction of this condition, and the Carson Trust and the Mustang Stockholders shall have no liability of any kind for the failure of the parties responsible for satisfying this condition to do so.

          11.13  Cancellation of Management Agreements.

          All parties to any agreement with PX calling for the provision of management or administrative services on behalf of PX or its Subsidiary shall have canceled such agreements effective the Closing Date and delivered a release in form and substance acceptable to SkyNet releasing PX and its Affiliates from any and all claims arising thereunder.

          11.14  Material Adverse Change.

          There shall not have been any Material Adverse Change with respect to PX.

                             12.  INDEMNIFICATION

          12.1   Survival of Representations, Etc.

          On the Closing Date, all representations and warranties contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby, and made by PX and the Stockholder shall expire as to PX and thereafter will be deemed to have been made exclusively by the Stockholder. All such representations, warranties and covenants, and all other representations, warranties and covenants contained herein, shall survive the Closing Date and continue in full force and effect until the end of the Escrow Period (the "Survival Period"). No investigation made by any of the parties hereto (whether prior to, on or after the Closing
Date) shall in any way limit the representations and warranties of the parties. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

          12.2   Indemnification.

                    12.2.1  General.
                            -------

                            12.2.1.1  Subsequent to the Closing and subject to
the limitations on indemnity set forth in Section 12.4, the Stockholder shall indemnify SkyNet, its Affiliates, and each of their respective, officers, directors, employees, members and agents ("SkyNet Indemnified Parties") against, and hold each of the SkyNet Indemnified Parties harmless from any damage, claim, loss, cost, liability or expense, including without limitation, interest, penalties, reasonable attorneys' fees and expenses of investigation, diminution of value, response action, removal action or remedial action after deduction for any net tax savings, insurance reimbursement or other third party recoveries (collectively "Damages") incurred by any such SkyNet Indemnified Party, that are incident to, arise out of, in connection with, or relate to, the breach of any warranty, representation, covenant or agreement of PX, the Stockholder or the Mustang Stockholders contained in this Agreement or any schedule hereto or in any certificate delivered by or on behalf of PX, the Stockholder or the Mustang Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby.

                    12.2.1.2 Subsequent to the Closing and subject to the limitations on indemnity set forth in this subsection 12.4, the Carson Trust shall indemnify the SkyNet Indemnified Parties against, and hold each of the SkyNet Indemnified Parties harmless from, any Damages incurred by any such SkyNet Indemnified Party, that are incident to, arise out of, in connection with, or relate to, the breach of any warranty, representation, covenant or agreement of the Carson Trust contained in this Agreement or any schedule hereto or in any certificate delivered by or on behalf of the Carson Trust pursuant to this Agreement or in connection with the transactions contemplated hereby.

                    12.2.1.3 Subsequent to the Closing and subject to the limitations on indemnity set forth in this subsection 12.4, Williams shall indemnify the SkyNet Indemnified Parties against, and hold each of the SkyNet Indemnified Parties harmless from, any Damages incurred by any such SkyNet Indemnified Party that are incident to, arise out of, in connection with, or relate to, the breach of any warranty, representation, covenant or agreement of Williams contained in this Agreement or any schedule hereto or in any certificate delivered by or on behalf of Williams pursuant to this Agreement or in connection with the transactions contemplated hereby.

                    12.2.1.4 Subsequent to the Closing, SkyNet shall indemnify the Stockholder, the Mustang Stockholders and their respective Affiliates ("Stockholder Indemnified Parties"), the Carson Trust and its beneficiaries (collectively, "Carson Trust Indemnified Parties"), and Williams from and against, and hold each of the Stockholder Indemnified Parties, Carson Trust Indemnified Parties and Williams harmless from, any Damages incurred by such Stockholder Indemnified Party, Carson Trust Indemnified Party or Williams, that are incident to, arise out of, in connection with, or related to, whether directly or indirectly, the breach of any warranty, representation, covenant or agreement of SkyNet contained in this Agreement, any schedule or in any certificate or instrument of conveyance delivered by or on behalf of SkyNet pursuant to this Agreement or in connection with the transactions contemplated hereby.

                    12.2.1.5 The term "Damages" as used in this Section 10.2 is not limited to matters asserted by third parties against Stockholder Indemnified Parties, Carson Trust Indemnified Parties, Williams or SkyNet Indemnified Parties, but includes Damages incurred or sustained by such persons in the absence of third party claims.

            12.2.2  Procedure for Claims.
                    --------------------

                    12.2.2.1 If a claim for Damages (a "Claim") is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party"), subject to clause (ii) below, shall give written notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party") as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this

Section 10.2, but in no event shall the Claim Notice be effective if it is received after the expiration of the Survival Period. The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except and only to the extent that, the Claim Notice is received after the expiration of the Survival Period or the Indemnifying Party demonstrates actual material damage caused by such failure. In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party Claim"), if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (A) the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, (1) to take control of the defense and investigation of such Third-Party Claim and (2) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (B) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, as long as such proposed settlement or judgment involves only the payment of money damages; otherwise, the Indemnifying Party shall not compromise or settle such claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 12.2.2, the Indemnified Party may, at the Indemnifying Party's cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnified Party's cost, risk and expense, to separate counsel of its own choosing. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section 12.2 within ten (10) calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; and shall be entitled to settle or compromise such Third Party Claim without the prior written consent of such Indemnified Party, as long as such compromise or settlement involves only the payment of money damages, otherwise provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 10.2 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment.

          12.3 Limitation; Exclusivity of Escrow Shares as Source of Indemnification by Stockholder and Mustang Stockholders.

          The obligations of the Stockholder hereunder with respect to the Damages shall be limited to, and shall only be satisfied by the distribution to the SkyNet Indemnified Party of, the Escrow Shares held pursuant to the Escrow Agreement.

          12.4  Threshold.

                    12.4.1 The SkyNet Indemnified Parties shall not be entitled to recover for any Damages from the Stockholder, the Mustang Stockholders, the Carson Trust or Williams until such time as the Damages claimed by the SkyNet Indemnified Parties from the Stockholder, the Mustang Stockholders the Carson Trust or Williams exceed $50,000 (the "Damage Threshold"), at which time the SkyNet Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for only those Damages in excess of the Damage Threshold. Notwithstanding the foregoing, the Carson Trust's or the Mustang Stockholders' aggregate liability to the SkyNet Indemnified Parties (collectively or individually) for Damages shall not exceed $1,875,000, and Williams' aggregate liability to the SkyNet Indemnified Parties (collectively or individually) for Damages shall not exceed $375,000.

                    12.4.2 The Stockholder Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Stockholder Indemnified Parties in the aggregate exceed the Damage Threshold, at which time the Stockholder Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for only those Damages in excess of the Damage Threshold. Notwithstanding the foregoing, SkyNet's aggregate liability to the Stockholder Indemnified Parties (collectively or individually) for Damages shall not exceed the value of the Escrow Shares as of the date of Closing (calculated by multiplying the number of Escrow Shares by the Average Share Price).

                    12.4.3 The Carson Trust Indemnified Parties shall not be entitled to recover for any Damages until such time as the Damages claimed by the Carson Trust Indemnified Parties in the aggregate exceed the Damage Threshold, at which time the Carson Trust Indemnified Parties shall be entitled to be indemnified against and compensated and reimbursed for only those Damages in excess of the Damage Threshold. Notwithstanding the foregoing, SkyNet's aggregate liability to the Carson Trust Indemnified Parties (collectively or individually) for Damages shall not exceed $1,875,000.

                    12.4.4 Williams shall not be entitled to recover for any Damages until such time as the Damages claimed by him in the aggregate exceed the Damage Threshold, at which time Williams shall be entitled to be indemnified against and compensated and reimbursed for only those Damages in excess of the Damage Threshold. Notwithstanding the foregoing, SkyNet's aggregate liability to Williams for Damages shall not exceed $375,000.

                    12.4.5 Any Claim Notice delivered after the expiration of the Survival Period shall be null and void and of no force or effect.

                    12.4.6 SkyNet acknowledges and agrees that, except (i) where Claims, disputes, breaches, failures, Defaults or actions arise out of or are related to the fraudulent act of the Stockholder, the Carson Trust and/or Williams or (ii) in cases arising out of a breach or alleged breach of the covenant of the Stockholder or the Mustang Stockholders under Article 13 hereof, the foregoing indemnification provisions of this Article 12 shall be the sole and exclusive remedy of SkyNet against the Stockholder, the Carson Trust and Williams, whether in law, equity, contract, tort or otherwise, for any and all Claims, disputes, breaches, failures, Defaults or actions arising out of this Agreement or any Ancillary Agreements, Schedules, documents, certificates or instruments relating to this Agreement, or the transactions contemplated hereby. Except in instances involving damages related to the fraudulent act of the Stockholder, the Carson Trust and/or Williams, SkyNet shall not be entitled to recover any damages from the Stockholder, the Carson Trust and/or Williams that are not Damages provided for in this Article 12.

                          13.  RESTRICTIVE COVENANTS

          13.1  Non-Competition.

          If the Stock Purchase is consummated, except as otherwise provided in this Section 13.1, neither the Stockholder, the Mustang Stockholders nor any of their respective Affiliates shall, for a period of three (3) years after the Effective Date, directly or indirectly, engage, in a business or enterprise which is the same as or similar to the Business.

          13.2  Non-Solicitation of Employees of SkyNet.

          If the Stock Purchase is consummated, neither the Stockholder nor either of the Mustang Stockholders shall, directly or indirectly, for itself or on behalf of any other individual or entity, hire any employee of SkyNet or its subsidiaries, including, without limitation, any employees of PX, or induce nor attempt to induce any such employee to leave his or her employment with SkyNet or any of its subsidiaries, at any time within three (3) years from the Effective Date.

          13.3 Non-Solicitation or Interference with Customers and Suppliers of SkyNet.

          If the Stock Purchase is consummated, neither the Stockholder nor either of the Mustang Stockholders shall, directly or indirectly, for itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any of SkyNet's, PX's, or any of their respective subsidiaries' current customers or suppliers or the business or patronage of any such customers or suppliers or in any way knowingly interfere with, disrupt or attempt to disrupt any then existing relationships between SkyNet or any of its subsidiaries and any of their current customers or suppliers at any time within three (3) years from the Effective Date. If the Stock Purchase is not consummated due to a breach, default or termination by PX, the Stockholder or the Mustang Stockholders, neither PX, the Stockholder, either of the Mustang Stockholders nor any of their respective Affiliates shall, directly or indirectly, for itself or on behalf of any other individual or entity, solicit, divert, take away or attempt to take away any current customers or suppliers of SkyNet or any of its subsidiaries made known in writing to PX the Stockholder or either of the Mustang Stockholders by SkyNet during the negotiation of this Agreement or subsequent to its signing, or the business or patronage of any such customers or suppliers or in any way knowingly interfere with or disrupt any then existing relationships between SkyNet or any of its subsidiaries, and any of such customers or suppliers at any time within three (3) years from the date of written notice of termination of this Agreement.

          13.4  Acknowledgments.

          The Stockholder and each of the Mustang Stockholders acknowledge that, in view of the nature of PX's business and the business objectives of SkyNet in acquiring PX, and the consideration paid in the Stock Purchase to the Stockholder therefor, the restrictions contained in this Article 13 are reasonably necessary to protect the legitimate business interests of SkyNet and that any violation of such restrictions will result in irreparable injury to SkyNet and the business SkyNet has acquired hereunder for which damages will not be an adequate remedy. Each of the Stockholders and the Mustang Stockholders therefore acknowledge that, if any such restrictions are violated, SkyNet shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits, and other benefits arising from such violation.

                               14.  DEFINITIONS

          14.1  Defined Terms.

          As used herein, the terms below shall have the following meanings:

          "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the direct or indirect ownership of fifty percent (50%) or more of the voting securities of such Person.

          "Ancillary Agreements" means the Escrow Agreement, the Registration Rights Agreement and all other agreements among some or all of the parties hereto required hereunder to consummate the Stock Purchase.

          "Average Share Price" means the average of the closing bid prices of SkyNet Common Stock on the Nasdaq OTC Bulletin Board (the American Stock Exchange if SkyNet becomes listed there) as reported for the five (5) trading days ending on the day which is three (3) trading days prior to the Closing Date, subject to appropriate adjustment for stock splits, stock dividends, etc..

          Balance Sheet Date" means March 31, 1999, the date of the interim balance sheet comprising part of the Financial Statements.

          "Benefit Arrangement" means each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in
Section 501(c)(9) of the Internal Revenue Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by PX or any ERISA Affiliate or under which PX or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of PX or any ERISA Affiliate (with respect to their relationship with such entity).

          "Books and Records" means (a) all product, business and marketing plans, sales and promotional literature and artwork owned by PX, (b) all books, records, lists, ledgers, financial data, files, reports, product and design manuals, plans, drawings, technical manuals and operating records of every kind owned by PX (including records and lists of customers, distributors, suppliers and personnel) and (c) all telephone and fax numbers owned by PX, in each case whether maintained as hard copy or stored in computer memory.

          "Business" means (i) for the purpose of Article 13 hereunder, any business currently conducted by SkyNet or its Affiliates or conducted by SkyNet or its Affiliates on the date hereof and within three years after the date hereof, including, without limitation, its routed delivery and time-sensitive package delivery business operations, and (ii) the delivery business and operations of PX, as such business is conducted as of the date hereof.

          "Bylaws" means the bylaws of PX dated as of November 4, 1986, as amended.

          "Closing" has the meaning set forth in Section 2.1.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "Consents" means all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

          "Contract Rights" means all rights and obligations under the Contracts.

          "Contracts" means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which PX is a party or by which PX is bound or affected, whether written or oral.

          "Court Order" means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

          "Default" means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

          "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          "Employees" means Persons employed by PX on a full or part-time basis, and the EVL and VAL drivers, as of the relevant date.

          "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Environmental Claims" means all notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between PX and any other person, (ii) actual or threatened damages to natural resources,
(iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or similar provisions of applicable state law, (vi) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (vii) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions,
(viii) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

          "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by PX or any of its predecessors or successors in interest, or by its respective agents, representatives, employees or independent contractors when acting in such capacity on behalf of PX. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Substances at the work place or the exposure of persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by PX.

          "Environmental Laws" means all applicable federal, state, district and local laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation, (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances. Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, RCRA, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other Governmental Authority.

          "Environmental Reports" means any and all written analyses, summaries or explanations, in the possession or control of PX, of (a) any Environmental Conditions in, on or about the properties of PX, or (b) PX's compliance with Environmental Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

          "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, PX as set forth in Section 414(b), (c), (m) or
(o) of the Code.

          "Escrow Agent" means the escrow agent under the Escrow Agreement, or any successor agent designated in accordance with the terms of the Escrow Agreement.

          "Escrow Agreement" means the Escrow Agreement to be entered into among SkyNet, PX, the Escrow Agent and the Stockholders substantially in the form of Exhibit A hereof.
---------

          "Escrow Shares" has the meaning set forth in Section 1.3.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Facility" means any real property and related facilities owned or leased by PX, all as identified or listed on Schedule 3.8.2 (with respect to
                                             --------------
Owned Property) or Schedule 3.8.3.1 (with respect to Leased Property).
                   ----------------

          "Financial Statements" means (a) the balance sheet of PX as of December 31, 1998 and the related statements of income, changes in Stockholders' equity and cash flows of PX for the year then ended, and (b) the balance sheet of PX as of March 31, 1999, and the related statement of income, changes in Stockholders' equity and cash flows of PX for the three months then ended.

          "Fixtures and Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, and other tangible personal property owned by PX, wherever located and including any such Fixtures and Equipment in the possession of any of PX's respective suppliers or other vendors.

          "Former Properties" means all plants, offices, manufacturing facilities, stores, warehouses, administration buildings and all real property and related facilities owned, leased or operated by PX prior to the date hereof, but excluding Facilities.

          "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board applied on a consistent basis.

          "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

          "knowledge" or "to the knowledge" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or
(ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances exercising reasonable judgment, and when used in the context of PX shall be deemed to include the knowledge of the Stockholder and the Mustang Stockholders.

          "Liability" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

          "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, (a) any material adverse effect on or material adverse change with respect to (i) the business, operations and assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations, of such Person and its subsidiaries, taken as a whole, or (ii) the right or ability of such Person or any of its subsidiaries to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such Person.

          "Mustang Stockholders" means Greenstreet Pony Partners LLC., a Missouri limited liability company, and Mustang Investment Partners LLC, a Kansas limited liability company.

          "Multiemployer Plan" means any "multiemployer plan," as defined in
Section 4001(a)(3) or 3(37) of ERISA, which (a) PX or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which PX or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of PX or any ERISA Affiliate (with respect to their relationship with any such entity).

          "NationsCredit" means NationsCredit Commercial Funding Corporation, Through its NationsCredit Commercial Funding Division.

          "Pension Plan" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which (a) PX or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which PX or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (b) covers any employee or former employee of PX or any ERISA Affiliate (with respect to their relationship with any such entity).

          "Permitted Encumbrances" means (a) liens for Taxes or governmental charges or claims (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of PX and do not materially detract from the value of the property upon which such encumbrance exists, and
(e) the lien of NationsCredit granted pursuant to a certain Loan and Security Agreement by and between NationsCredit and PX dated May 28, 1998, as amended.

          "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the current conduct or operation of PX.

          "Person" means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

          "Proprietary Rights" means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including pending patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) copies and tangible embodiments thereof (in whatever form or medium) and (g) licenses granting any rights with respect to any of the foregoing.

          "Registration Rights Agreement" means the Registration Rights Agreement to be entered into between SkyNet and the Stockholders substantially in the form of Exhibit B hereof.

          "Regulations" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation energy, motor vehicle safety, public utility, zoning, building and health codes, Environmental Laws, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

          "Related Party" means (i) the Stockholder, the Mustang Stockholders and any of their respective officers, directors, partners, associates or relatives, and (ii) any Person in which PX, the Stockholder the Mustang Stockholders or any Affiliate, associate or relative of any such Person has any direct or indirect interest.

          "Representative" of any Person means any officer, director, principal, attorney, agent, employee, managing member or other representative of such Person.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SkyNet Common Stock" means the common stock, par value $.0001 per share, of SkyNet.

          "SkyNet Series B Preferred Stock" means the Series B Preferred Stock, par value $0.0001 per share, of SkyNet issued to the Mustang Stockholders and certain other persons in conjunction with the Stock Purchase.

          "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

          "Taxes" mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Trade Secrets" means all trade secrets and confidential business information that is not generally known to the public (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information).

         "Welfare Plan" means any "employee welfare benefit plan" as defined in
Section 3(1) of ERISA, which (a) PX or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which PX or any ERISA Affiliate may incur any liability and (b) covers any employee or former employee of PX or any ERISA Affiliate (with respect to their relationship with any such entity).

         14.2  Certain Additional Defined Terms.

                                                                     Defined in
          Term:                                                       Section:
          -----                                                       -------
          Actions...................................................  3.16
          Act  1.2.1................................................  1.2.1
          Agreement.................................................  Recitals
          Carson Trust Indemnified Parties..........................  12.2.1.4
          Certificates..............................................  2.7.1
          Claim.....................................................  10.2.2
          Claim Notice..............................................  10.2.2
          Courier Express Stock Purchase Agreement..................  6.4
          Damage Ceiling............................................  12.5.1
          Damage Threshold..........................................  12.5.1
          Damages...................................................  10.2.1
          Escrow Period.............................................  1.3
          Existing Employment Agreements............................  3.18.3
          GCL.......................................................  Recitals
          GPP.......................................................  Recitals
          Indemnified Party.........................................  10.2.2
          Indemnifying Party........................................  10.2.2
          Leased Property...........................................  3.8.3
          MIP.......................................................  Recitals
          MIP and GPP Notes.........................................  2.3.1
          Mustang Guaranty..........................................  10.10
          Owned Property............................................  3.8.2
          Purchase..................................................  Recitals
          Proposed Acquisition Transaction..........................  5.4
          Purchase Shares...........................................  2.6.1
          PX........................................................  Recitals
          PX Closing Certificate....................................  7.1
          PX Debenture..............................................  2.3.2
          SEC Reports...............................................  8.5
          SkyNet....................................................  Recitals

                                                                     Defined in
          Term:                                                       Section:
          -----                                                       -------
          SkyNet Closing Certificate...............................  2.2.2.4
          SkyNet Indemnified Parties...............................  12.2.1.4
          SkyNet Material Adverse Affect...........................  4.6
          SkyNet Options...........................................  4.2.2
          SkyNet Preferred Stock...................................  4.2.1
          SkyNet Securities........................................  4.2.1
          Stockholder..............................................  Recitals
          Stockholder Indemnified Parties..........................  12.2.1
          Stockholder's Closing Certificate........................  2.2.1.2
          Survival Period..........................................  9.1
          Termination Date.........................................  2.1
          Williams.................................................  Recitals
          Williams Closing Certificate.............................  2.2.4.2
          Williams Guaranty........................................  10.11
          Williams PX Debenture....................................  2.3.3
          Year 2000 Problem........................................  3.29

         14.3  Interpretation Provisions.

                 14.3.1 The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. The term "or" is disjunctive but not necessarily exclusive. The terms "include" and "including" are not limiting and mean "including without limitation."

                 14.3.2 References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

                 14.3.3 References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                 14.3.4 The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                 14.3.5 The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

                 14.3.6 The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

                              15.  MISCELLANEOUS

     15.1 Termination.

     This Agreement may be terminated at any time prior to Closing:

               15.1.1  By mutual written consent of SkyNet and PX;

               15.1.2 By SkyNet or PX if the Closing shall not have occurred on or before the Termination Date, other than due to a breach of this Agreement by the party seeking to terminate;

               15.1.3 By SkyNet if there is a material breach of any representation or warranty set forth in Article 3, 3A or 3B or any covenant or agreement to be complied with or performed by PX, the Stockholder or the Mustang Stockholders pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of SkyNet; and

               15.1.4 By PX if there is a material breach of any representation or warranty set forth in Article 4 hereof or of any covenant or agreement to be complied with or performed by SkyNet or Sub pursuant to the terms of this Agreement, so long as any such breach is not caused by the action or inaction of PX, the Stockholders, or either of the Mustang Stockholders.

               15.1.5 In the event of termination of this Agreement, no party hereto shall have any liability to any other party to this Agreement, except for any breach of, or misrepresentation made in, this Agreement occurring prior to the proper termination of this Agreement.

     15.2 Assignment.

     Neither this Agreement nor any of the rights or obligations hereunder may be assigned by PX, the Stockholder or the Mustang Stockholders without the prior written consent of SkyNet, or by SkyNet without the prior written consent of PX, the Stockholder or the Mustang Stockholders.

     15.3 Notices.

     Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent by facsimile transmission, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

     If prior to the Closing, to PX:

          PONY EXPRESS DELIVERY SERVICE, INC.
          6165 Barfield Road, Suite 200
          Atlanta, GA 30328
          Fax: 404-847-3179
          Attention: Richard L. Williams, President

     With a copy to:

          Corporate Counsel Group, LLP
          104 W. Ninth, Suite 404
          Kansas City, MO 64105
          Fax: 816-410-7201
          Attention: Robert E. Marsh, Esquire

     If to the Stockholder:

          MUSTANG HOLDINGS, INC.
          8700 Monrovia
          Suite 205
          Lenexa, Kansas 66215
          Fax: 913-307-9491
          Attention: Michael J. Meyer, President

     With a copy to:

          Corporate Counsel Group, LLP
          104 W. Ninth, Suite 404
          Kansas City, MO 64105
          Fax: 816-410-7201
          Attention: Robert E. Marsh, Esquire

     If to the Mustang Stockholders:

          GREENSTREET PONY PARTNERS LLC
          8700 Monrovia
          Suite 205
          Lenexa, Kansas 66215
          Fax: 913-307-9491
          Attention: Terry Matlack, Manager

          MUSTANG INVESTMENT PARTNERS LLC
          8700 Monrovia
          Suite 205
          Lenexa, Kansas 66215
          Fax: 913-307-9491
          Attention: Michael J. Meyer

     With a copy to:

          Corporate Counsel Group, LLP
          104 W. Ninth, Suite 404
          Kansas City, MO 64105
          Fax: 816-410-7201
          Attention: Robert E. Marsh, Esquire

     If to the Carson Trust:

          CARSON FAMILY TRUST
          5147 Oakwood Ave.
          La Canada, CA 91011
          Attention: Connie Carson, Trustee

     with a copy to:

          Knapp, Marsh, Jones & Doran, L.L.P.
          Manulife Plaza, Suite 1400
          515 S. Figueroa Street
          Los Angeles, CA 90071
          Fax: 213-627-7897
          Attention: James G. Jones, Esquire

     If to Williams:

          RICHARD L. WILLIAMS
          615 Granville Court N.E.
          Atlanta, Georgia 30328


     With a copy to:

          Corporate Counsel Group, LLP
          104 W. Ninth, Suite 404
          Kansas City, MO 64105
          Fax: 816-410-7201
          Attention: Robert E. Marsh, Esquire

     If to SkyNet:

          SKYNET HOLDINGS, INC.
          343 Glasgow Avenue
          Inglewood, CA 90301
          Fax: (310) 568-96370-1660
          Attention: Vjekoslav Nizic
                     President and Chief Executive Officer

     With a copy to:

          Buchanan Ingersoll Professional Corporation
          Eleven Penn Center - 14th Floor
          1835 Market Street
          Philadelphia, PA 19103
          Fax: (215) 665-8760
          Attention: Stephen M. Cohen, Esq.

     or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     15.4 Choice of Law.

     This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

     15.5  Arbitration.

     Any and all disputes, controversies or claims arising out of or relating to this Agreement shall be resolved exclusively and conclusively by binding arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be held in Los Angeles, California. Any award or decision in arbitration shall be final and binding upon the parties, shall not be subject to appeal and shall be enforceable by judgment of any court of competent jurisdiction. The costs of any arbitration conducted under this
Section 15.5, including, without limitation, the fees and expenses of the arbitrator, but not including each party's own costs incurred in connection with the preparation for and conduct of the arbitration, shall be borne equally by the party initiating the arbitration and the party (or parties) responding to the initiation of the arbitration.

     15.6  Descriptive Headings.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.7  Entire Agreement; Amendments and Waivers.

     This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, provided that the Letter Agreement among the parties dated May 1, 1999 shall remain in effect as it
relates to obligations of the parties prior to the Closing Date.   No
supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     15.8  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.9  Invalidity.

     In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any jurisdiction, such provisions shall be deemed amended to the extent necessary for such provisions to be valid, reasonable and enforceable in such jurisdiction; provided, however, that such provisions shall not be deemed amended for purposes of their enforcement in any jurisdiction in which such provisions would be valid, legal and enforceable without amendment.

     15.10 Expenses.

     SkyNet will be liable for its transaction expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement. PX will be liable for the transaction expenses of PX, the Stockholder, and the Mustang Stockholders incurred in connection with the negotiation, preparation, execution and performance of this Agreement up to a cap of $50,000, with any excess amount of expenses to be borne by the Stockholder. The number of Stock Purchase Shares to be delivered to the Stockholder shall be reduced by an amount equal to (i) the amount of transaction expenses to be borne by PX plus the premium paid by Pony for "tail" coverage under its directors and officers liability policy in force immediately prior to the Closing Date for a period not to exceed three (3) years from the Closing Date, divided by (ii) the Average Share Price. The filing fee to be paid in conjunction with the filing required Hart-Scott-Rodino Act shall be paid by SkyNet, in consideration of which and the number of Stock Purchase Shares issued at the Closing shall be reduced by the number of shares equal to (i) $22,500 divided by (ii) the Average Share Price.

     15.11 Publicity.

     Except as required by law or on advice of counsel, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, SkyNet shall be permitted to make any public statement without obtaining the consent of any other party hereto if (i) the disclosure is required by law and (ii) SkyNet has first used its reasonable efforts to consult with (but not to obtain the consent of) the other parties about the form and substance of such disclosure.

     15.12 No Third Party Beneficiaries.

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in
Article 12 hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                                    SKYNET HOLDINGS, INC.,
                                    a Delaware corporation



                                    By: /s/ Vjekoslav Nizic
                                       ----------------------------------------
                                         Vjekoslav Nizic
                                         President and Chief Executive Officer

                                    PONY EXPRESS DELIVERY SERVICES, INC.
                                    a Delaware corporation

                                    By: /s/ Richard L. Williams
                                       ----------------------------------------



                                    MUSTANG HOLDINGS, INC.
                                    a Kansas corporation



                                    By: /s/ Terry Matlack
                                       ----------------------------------------
                                    Name: Terry Matlack
                                    Title: Chairman

                                    GREENSTREET PONY PARTNERS, LLC
                                    a Missouri limited liability company



                                    By: /s/ Terry Matlack
                                       ----------------------------------------
                                    Name: Terry Matlack
                                    Title: Manager


                     SIGNATURES CONTINUE ON FOLLOWING PAGE

                    SIGNATURES CONTINUED FROM PREVIOUS PAGE


                                    MUSTANG INVESTMENT PARTNERS, LLC
                                    a Kansas limited liability company


                                    By: Merit Capital Management, Inc.,
                                          its Manager


                                    By: /s/ Michael J. Meyer
                                       ------------------------------------
                                    Name: Michael J. Meyer
                                    Title: President


                                    CARSON FAMILY TRUST


                                    By: /s/ C.M. "Connie" Carson
                                       ------------------------------------
                                         C.M. "Connie" Carson
                                         Trustee



                                    By: /s/ Diana Carson
                                       ------------------------------------
                                         Diana Carson
                                         Trustee



                                      /s/ Richard L. Williams
                                    ----------------------------------------
                                    RICHARD L. WILLIAMS